================================================================================

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.

                                  $500,000,000

                      SECURED TRANCHE B TERM NOTES DUE 2011

                                ----------------

                                    INDENTURE

                         Dated as of October [13], 2004

                    ----------------------------------------

                            WILMINGTON TRUST COMPANY,
                                     TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                             Indenture Section
  Act Section
310   (a)(1)..............................................               7.10
      (a)(2)..............................................               7.10
      (a)(3)..............................................               N.A.
      (a)(4)..............................................               N.A.
      (a)(5)..............................................               7.10
      (b).................................................               7.10
      (c).................................................               N.A.
311   (a).................................................               7.11
      (b).................................................               7.11
      (c).................................................               N.A.
312   (a).................................................               2.05
      (b).................................................              11.03
      (c).................................................              11.03
313   (a).................................................               7.06
      (b)(1)..............................................               N.A.
      (b)(2)..............................................         7.06; 7.07
      (c).................................................        7.06; 11.02
      (d).................................................               7.06
314   (a).................................................        4.03; 11.05
      (b).................................................              10.02
      (c)(1)..............................................              11.04
      (c)(2)..............................................              11.04
      (c)(3)..............................................               N.A.
      (d).................................................              10.05
      (e).................................................              11.05
      (f).................................................               N.A.
315   (a).................................................               7.01
      (b).................................................        7.05; 11.02
      (c).................................................               7.01
      (d).................................................               7.01
      (e).................................................               6.11
316   (a)(last sentence)..................................               2.09
      (a)(1)(A)...........................................               6.05
      (a)(1)(B)...........................................               6.04
      (a)(2)..............................................               N.A.
      (b).................................................               6.07
      (c).................................................               9.04
317   (a)(1)..............................................               6.08
      (a)(2)..............................................               6.09
      (b).................................................               2.04
318   (a).................................................              11.01
      (b).................................................               N.A.
      (c).................................................              11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         Section 2.02.         Execution and Authentication; Payment of Interest by Issuance of

                                      -i-

                                   (CONTINUED)

         Section 4.16.         Limitation on Issuances and Sales of Capital Stock of Restricted

                                      -ii-

                                   (CONTINUED)

         Section 8.06.         Deposited Money and Government Obligations to Be Held in Trust;

                                     -iii-

                                   (CONTINUED)

                                    SCHEDULES

Schedule A               Unrestricted Subsidiaries

                                    EXHIBITS

Exhibit A                Form of Note

Exhibit B                Form of Pledge Agreement

Exhibit C                Form of Collateral Agency and Intercreditor Agreement

                                      -iv-

         INDENTURE dated as of October [13,] 2004 between National Energy & Gas
Transmission, Inc., a Delaware corporation (the "Issuer"), and Wilmington Trust
Company, a Delaware banking corporation (the "Trustee").

                                    RECITALS

         WHEREAS, on July 8, 2003, the Issuer (then known as "PG&E National
Energy Group, Inc.") and certain of the Issuer's subsidiaries (collectively the
"Debtors") filed with the Bankruptcy Court (such term and other capitalized terms used in these recitals without definition having the meanings ascribed to them in Article I of this Indenture) voluntary petitions for relief under the
Bankruptcy Code, such proceedings (the "Chapter 11 Cases") being jointly administered under Case No. 03-30459 (PM); and

         WHEREAS, the Bankruptcy Court has confirmed the Modified Third Amended
Plan of Reorganization, dated April 28, 2004, of the Issuer, which provides, inter alia, for the holders of certain claims to receive, in partial satisfaction of their claims, Tranche A and Tranche B Notes of the Issuer, all as set forth in the Plan of Reorganization and the Disclosure Statement related thereto; and

         WHEREAS, the Plan of Reorganization contemplates that such Tranche B
Notes will be issued pursuant to and governed by an indenture and related documentation;

         NOW, THEREFORE, in consideration of the premises and of the agreements, provisions and covenants herein contained, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Secured Tranche B Term Notes due 2011 to be issued hereunder pursuant to the Plan of Reorganization (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by"
and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (excluding any Sale/Leaseback Transaction, the granting of a
Permitted Lien and the transfer or disposition of cash and Cash Equivalents)
other than sales in the ordinary course of business, sales, transfers or other dispositions in the ordinary course of business of worn out, obsolete or surplus equipment, licensing of intellectual property in the ordinary course of business and leasing of premises and related assets in the ordinary course of business
(provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Article 5 hereof to the extent, if any, provided therein, and not by Section 4.10 hereof) and (ii) the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in
any Restricted Subsidiary of the Issuer, in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions, for
Net Proceeds in excess of $500,000. Notwithstanding anything in this Indenture to the contrary, none of the following shall be deemed to be an Asset Sale: (i)
a transfer of assets or Equity Interests by the Issuer to a Restricted
Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted
Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (iii) Swaps; (iv) Permitted
Investments or Restricted Investments that are permitted by Section 4.07 hereof;
(v) any sale of an Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (vi) foreclosures on assets or Equity Interests; and
(vii) sales, assignments, transfers or other dispositions of accounts in the ordinary course of business for purposes of collection.

         "Bankruptcy Code" means Title 11, U.S. Code.

         "Bankruptcy Court" means the United States Bankruptcy Court for the
District of Maryland, Greenbelt Division, in which the Debtors' Chapter 11 Cases were jointly administered.

         "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors, as amended from time to time.

         "Beneficial Owner" means "beneficial owner" as such term is defined in
Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided, however, that a
Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement.

         "Board of Directors" means the Board of Directors of the Issuer or any authorized committee of the Board of Directors.

         "Board Resolution" means a resolution of the Board of Directors.

         "Business Day" means any day except a Saturday, Sunday or other day in
The City of New York, or in the city of the principal corporate trust office of the Trustee, on which banks are authorized to close.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other

                                      -2-

equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests
(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash" means cash and cash equivalents, including but not limited to bank deposits, checks and other similar items.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of
America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii)
time deposits and certificates of deposit, including eurodollar time deposits, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000, in each case with a maturity date not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above and organized in the United States, (v) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within
90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's
Ratings Services or Moody's Investors Service, Inc. (or, if at any time neither
Standard & Poor's Ratings Services nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service as shall be designated by the Issuer), (vi) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from either
Standard & Poor's Ratings Services or Moody's Investors Service, Inc. (or, if at
any time neither Standard & Poor's Ratings Services nor Moody's Investors
Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service as shall be designated by the Issuer) and in each case maturing within one year after the date of acquisition, (vii) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United
States having capital and surplus in excess of $100,000,000, (viii) deposits available for withdrawal on demand with commercial banks organized in the United
States having capital and surplus in excess of $50,000,000 and (ix) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (viii) above.

         "Cash Flow" means, with respect to the Issuer for any period, the sum of (i) cash dividends and distributions, (ii) cash repayments of intercompany loans or advances outstanding at the date of this Indenture and (iii) tax payments made without violation of the provisions of Section 4.11 hereof, in each case received by the Issuer from any of its Subsidiaries, directly or indirectly, for such period; provided that the term "Cash Flow" as used in the definition herein of the term "Ratio of Cash Flow to Fixed Charges" shall refer to "Restricted Subsidiaries" and not to "Subsidiaries."

         "Cash on Hand" means Cash available for use by the Issuer in the operation and/or winddown of its business, net of any Cash necessary to make
Distributions to holders of

                                      -3-

Administrative Claims, Fee Claims, Secured Claims, Priority Claims and Priority
Tax Claims (or, in the case of those of such Claims that are contingent Claims, unliquidated Claims or Disputed Claims, to establish appropriate reserves), that is not subject to any secured claims, interests, Liens or encumbrances other than any Liens created pursuant to this Indenture or the Tranche A Indenture and any New Credit Facility (all terms used in this definition that are not defined herein being used as defined in the Plan).

         "Change of Control" means an event whereby (i) any Person or Group (as such term is defined in Rule 13d-5 of the Exchange Act) of related Persons
(other than a Wholly Owned Restricted Subsidiary or a member of the Initial
Control Group or, in each case, an Affiliate thereof) acquires all or substantially all of the Issuer's assets (provided that any acquisition of assets or Equity Interests pursuant to any one or more Principal Asset Sales shall not be deemed an acquisition of all or substantially all of the Issuer's assets for purposes of this provision); or (ii) any Person or Group (other than a Wholly Owned Restricted Subsidiary or a member of the Initial Control Group or, in each case, an Affiliate thereof) becomes, by way of merger, consolidation, other business combination or otherwise, the Beneficial Owner of
Voting Stock representing more than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Issuer or such other Person surviving the transaction; or (iii) during any period of two consecutive years after the effective date of the Plan, individuals who at the beginning of such period constituted the Board of Directors of the Issuer
(together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved or any new directors who were nominated to serve on behalf of the Initial Control Group) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

         "Collateral" has the meaning set forth in the Pledge Agreement.

         "Commission" or "SEC" means the Securities and Exchange Commission and any successor agency.

         "Consolidated Net Worth" means, with respect to any Person, the value of the common, partnership or other equity of such Person and its Consolidated
Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" shall mean with respect to any Person at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with GAAP with those of such Person in its consolidated financial statements as of such date.

         "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 11.02 hereof or such other address as to which the
Trustee may give notice to the Issuer.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                                      -4-

         "Definitive Notes" means Notes that are in the form of Note attached hereto as Exhibit A that do not contain the provisions referred to in footnotes
2 and 3 thereto or the Schedule of Exchanges of Notes attached thereto.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part as Global Notes, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this
Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Excess Cash" means, after deducting all Cash on Hand, all Cash as and when received by the Issuer from the Issuer's Subsidiaries that are not debtors in the Chapter 11 Cases, which Cash is in the Issuer's cash management system as of the effective date of the Plan.

         "Excess Cash Flow" means, as of each April 30 and October 31, the Cash
Flow received by the Issuer for the six-month period ended on the preceding
December 31 or June 30, as the case may be, net of operating expenses, payments with respect to Indebtedness and Investments permitted hereunder and less reduction for reserves established by the Board of Directors in good faith for working capital, interest, capital expenditures and reorganization, wind-down and other non-recurring costs and expenses, which amounts, including the amounts of any such reserves, shall be set forth in an Officers' Certificate delivered to the Trustee within ninety days after the last day of such six-month period, provided that Excess Cash Flow shall not include (i) proceeds of Asset Sales or other sales of assets or (ii) Excess Cash or other amounts reserved or held for distributions to creditors or claimants pursuant to the Plan; and provided further, that in the case of each six-month period for which Excess Cash Flow has been determined hereunder, the Board of Directors shall, at the time that it determines Excess Cash Flow for the subsequent six-month period, review the reserves established for the prior six-month period and shall make such adjustments thereto as it shall determine to be necessary in light of then existing circumstances, and any such adjustments shall be used for purposes of calculating Excess Cash Flow for such subsequent six-month period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Issuer or any of its
Restricted Subsidiaries (other than Indebtedness incurred pursuant to the Plan)
in existence on the date of this Indenture, after giving effect to the provisions of the Plan.

         "Fixed Charges" means, with respect to the Issuer for any period, the sum, without duplication, of (i) the aggregate amount of interest expense and commitment and other fees with

                                      -5-

respect to Funded Indebtedness of the Issuer Scheduled to be Paid for such period, including (A) net costs under Swaps, (B) capitalized interest paid in cash, (C) the interest portion of any deferred payment obligation and (D)
payments in the nature of interest under Lease Obligations and (ii) the aggregate amount of all mandatory scheduled fixed payments (whether designated as payments or prepayments) and scheduled sinking fund payments with respect to principal of any Funded Indebtedness of the Issuer, including payments in the nature of principal under Lease Obligations.

         "Funded Indebtedness" of a Person means all Indebtedness of such Person
(after intercompany eliminations) other than any Guaranty obligations that are not reasonably quantifiable under standard accounting practices as of the date of determination.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note" means a Note that contains the provisions referred to in footnotes 2 and 3 to the form of Note attached hereto as Exhibit A and the
Schedule of Exchanges of Notes attached thereto.

         "GTN" means Gas Transmission Northwest Corporation, a California corporation.

         "GTN Entity" means Gas Transmission Corporation and each of its
Restricted Subsidiaries and their respective successors.

         "Guaranty" shall mean (a) a guaranty by a Person (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of the obligations of another Person; or (b) an agreement by a Person, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of the obligations of another Person (other than in respect of operating leases), whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the obligee of such obligation against loss, (iii) repayment of amounts drawn by beneficiaries of letters of credit, (iv) the maintenance of working capital, equity capital, available cash or other financial statement condition so as to enable the primary obligor to pay Indebtedness, (v) the provision of equity or other capital under or in respect of equity or other capital subscription arrangements, (vi) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligations or indemnifying or holding harmless such Person against any part or all of such obligations or (vii) the placing of any Lien on property (including, without limitation, accounts and contract rights) of a Person to secure another Person's Indebtedness.

                                      -6-

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Lease Obligations, or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable), if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such
Person) to the extent of the fair market value of such asset where the
Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the Guaranty by such Person of any Indebtedness of any other Person.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Control Group" means any Person or Group (as such term is defined in Rule 13d-5 under the Exchange Act) which immediately after the consummation of the Reorganization is (or would be assuming the issuance at such time by the Federal Energy Regulatory Commission of any order or approval necessary in connection with the acquisition by such Person or Group of such common stock) the Beneficial Owner of at least 10% of the outstanding common stock of the Issuer or any Affiliate of any such Person or Group.

         "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Issuer or to the creditors of the Issuer, as such, or to the assets of the Issuer, (ii) any liquidation, dissolution, reorganization or winding up of the Issuer, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer.

         "Intercreditor Agreement" means the Collateral Agency and Intercreditor
Agreement dated as of the date of initial issuance of the Notes among the
Issuer, the Trustee, the Tranche A Trustee, any Person made a party thereto pursuant to a New Credit Facility and the collateral agent named in such
Collateral Agency and Intercreditor Agreement, substantially in the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "Interest Payment Date" has the meaning set forth in Exhibit A hereto.

         "Investment Vehicle" means each Restricted Subsidiary of the Issuer which is organized solely to acquire, make or hold one or more investments in an
Operating Company or Operating Companies, either directly or indirectly through one or more other Investment Vehicles.

                                      -7-

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guaranties of Indebtedness or other obligations but excluding Guaranties issued in compliance with this Indenture), advances or capital contributions (excluding advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Subsidiary is no longer a Restricted
Subsidiary of the Issuer or another Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in subsection (e) of
Section 4.07 hereof. A provision in an agreement relating to the purchase or sale of any of the Issuer's or its Restricted Subsidiaries' assets containing an
"earn out" or providing for an adjustment to the purchase or sale price based on a financial statement relating to the assets purchased or sold shall not be deemed to be an "Investment."

         "IPP Entities" means (i) National Energy Power Company, LLC and each of its Restricted Subsidiaries, (ii) Madison Windpower LLC, (iii) Plains End, LLC
and (iv) any Restricted Subsidiary of the Issuer formed, pursuant to the provisions of an IPP Sale Agreement, to hold Equity Interests of another IPP
Entity, and in each case their respective successors.

         "IPP Sale Agreement" means any agreement or instrument to which one or more Restricted Subsidiaries of the Issuer are party, providing for the sale by a Restricted Subsidiary of Equity Interests or assets of any of the IPP Entities or for transactions relating thereto.

         "Lease Obligations" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes, with the amount of such Indebtedness to be determined in accordance with GAAP.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Proceeds" means the aggregate cash proceeds received by the Issuer in respect of an Asset Sale by the Issuer or received by the Issuer from any
Restricted Subsidiary in respect of an Asset Sale by such Restricted Subsidiary or by any direct or indirect subsidiary thereof (including in each case, without limitation, any cash received upon the sale, payment or other disposition of any non-cash consideration received in any Asset Sale and any cash received by the
Issuer upon release or termination of any reserve, escrow or holdback referred to below), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, consent fees to facilitate such Asset Sale and sales commissions), any relocation expenses incurred as a result thereof, taxes paid or that may be payable as a result

                                      -8-

thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements), any reserve or escrow that may be established in accordance with GAAP or the terms of any agreement relating to such Asset Sale, any other reserve or holdback established in good faith by the Board of
Directors of the Issuer or such Restricted Subsidiary on account of purchase price adjustments or liabilities (including in respect of indemnification) that may arise out of such transaction, any amount applied or held for application to the funding of an investment referred to in item (m) of the definition of the term "Permitted Investments" herein and the amount of any payment of the outstanding principal of, premium or penalty, if any, and interest on any indebtedness or obligation that is secured by a Lien on the asset in question or that is otherwise required to be paid or repaid under the terms thereof;
provided, however, that aggregate cash proceeds shall not (i) include proceeds of any loan made to a Restricted Subsidiary of the Issuer by or on behalf of any purchaser of Assets or Equity Interests in accordance with the provisions of an
IPP Sale Agreement or (ii) be deemed to have been received by the Issuer from any such Subsidiary in respect of an Asset Sale by such Subsidiary unless such proceeds may be paid to the Issuer without legal or contractual restriction applicable to such Subsidiary.

         "New Credit Facility" means a working capital financing agreement
(which may include provisions for letters of credit) between or among any of the
Issuer, one or more Restricted Subsidiaries of the Issuer and one or more banks or other financial institutions, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith, entered into after the confirmation date of the Plan, in each case as amended, supplemented or otherwise modified from time to time.

         "Non-Recourse Debt" means Indebtedness of any Operating Company or
Investment Vehicle (i) as to which neither the Issuer nor any Restricted
Subsidiary that is not a member of the same Operating Company Group (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness (but excluding letters of credit referred to in clause (b) of the definition of the term "Permitted Investments" herein), (b)
is directly or indirectly liable (as a guarantor or otherwise) or (c)
constitutes the lender and (ii) no default in respect of which would permit
(upon notice, lapse of time or both) any holder of any other Indebtedness of the
Issuer or any Restricted Subsidiary that is not a member of the same Operating
Company Group to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Note Custodian" means the Trustee, as custodian with respect to the
Notes issued as Global Notes, or any successor entity thereto.

         "Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any Notes authenticated and delivered under this
Indenture, including any Secondary Notes.

         "Obligations" means any principal, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                                      -9-

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the
Chief Financial Officer, the Principal Accounting Officer, any Vice President,
the Treasurer, any Assistant Treasurer, the Controller or the Secretary of such
Person.

         "Officers' Certificate" means a certificate signed on behalf of the
Issuer by two Officers of the Issuer and that meets the requirements of Section
11.05 hereof.

         "Operating Company" means any Restricted Subsidiary (a) (i) whose principal purpose is the acquisition, improvement, installation, design, engineering, construction, development, completion, financing, maintenance or operation of all or any part of a project or projects, or any asset related thereto, used in the business of generating, transmitting, transporting, distributing, producing or storing electric power, thermal energy, natural gas or other fuel or other energy-related businesses and (ii) substantially all the assets of which are limited to those assets that have been or are being or will be financed, or the operation of which has been or is being or will be financed, in whole or in part, by Non-Recourse Debt incurred by such Restricted Subsidiary and/or any Investment Vehicle that is a member of the same Operating Company
Group or, subject to the provisions of Section 4.07 hereof, by contributions or intercompany loans from the Issuer or any other Restricted Subsidiary, or (b)
which Restricted Subsidiary is a Subsidiary of an entity described in clause (a)
and the business and assets of which are related to the business of such entity and which does not incur any Indebtedness other than Non-Recourse Debt or contributions or intercompany loans from an Operating Company or Investment
Vehicle that is a member of the same Operating Company Group or, subject to the provisions of Section 4.07 hereof, the Issuer or any other Restricted
Subsidiary.

         "Operating Company Group", when used with reference to an Operating
Company, means such Operating Company, each Investment Vehicle that owns, directly or indirectly, Equity Interests of such Operating Company and each other Operating Company Equity Interests of which are owned, directly or indirectly, by any such Investment Vehicle.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Issuer, any
Subsidiary of the Issuer or the Trustee.

         "Participant" means, with respect to the Depository, a Person that has an account with the Depository.

         "Permitted Business" means (i) the business of generating, transmitting, transporting, distributing, producing or storing electric power, thermal energy, natural gas or other fuel, (ii) the development, acquisition, disposition, financing and operation of projects and facilities for such purposes and other businesses related or incidental thereto or that are a reasonable extension thereof, (iii) ownership of Persons engaged in or assets used in such businesses and (iv) other businesses engaged in by the Issuer or its Subsidiaries on the date of this Indenture or similar lines of businesses to those engaged in by the Issuer or its Subsidiaries on the date of this
Indenture, but not including the business of trading in power, energy or fuel except as necessary or incidental to the businesses referred to in item (i)
above.

                                      -10-

         "Permitted Investments" means (a) any Investment in the Issuer or in a
Restricted Subsidiary of the Issuer (other than Investments (i) by the Issuer in
Operating Companies or Investment Vehicles (except as permitted by the following clause (b)) or (ii) by Operating Companies or Investment Vehicles in other
Operating Companies or Investment Vehicles that are not members of the same
Operating Company Group); (b) any Investment by the Issuer consisting of the provision by the Issuer of, or the arrangement by the Issuer for the issuance of, any letter of credit to an Operating Company or Investment Vehicle for use in its business; (c) any Investment in Cash Equivalents; (d) any Investment by
the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; (e) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.10 hereof; (f) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified
Stock) of the Issuer or a Restricted Subsidiary; (g) obligations or securities received in connection with any good faith settlement or Insolvency or
Liquidation Proceeding; (h) Swaps entered into in the ordinary course of business in connection with the operation of the business of the Issuer and its
Restricted Subsidiaries or as required by any Indebtedness issued in compliance with this Indenture; (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (j) endorsements of negotiable instruments and other similar negotiable documents; (k) transactions with
Affiliates permitted under this Indenture; (l) Investments outstanding as of the date of this Indenture or required to be made pursuant to an IPP Sale Agreement or by any agreement existing as of the date of this Indenture and by which the
Issuer or any of its Restricted Subsidiaries is bound; (m) Investments consisting of acquisitions by an IPP Entity, or by any other Restricted
Subsidiary of the Issuer that is party to an IPP Sale Agreement, of assets or
Equity Interests that were sold or transferred in an Asset Sale effected pursuant to an IPP Sale Agreement, to the extent provided for in such Agreement;
(n) investments permitted to be incurred as Indebtedness under Section 4.09 hereof; and (o) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other
Investments made pursuant to this clause (o) that are at the time outstanding, not to exceed the sum of (A) $5 million and (B) the aggregate net cash proceeds
(or non-cash proceeds when converted into cash) received by the Issuer and its
Restricted Subsidiaries from the sale or disposition of investments existing as of the date of this Indenture or made pursuant to this clause (o).

         "Permitted Liens" means (i) Liens in favor of the Trustee or the
Holders or otherwise arising under this Indenture, the Notes or the Security
Documents; (ii) Liens in favor of the Tranche A Trustee or the Holders (as such term is defined in the Tranche A Indenture) or otherwise arising under the
Tranche A Indenture or the Security Documents (as such term is defined in the
Tranche A Indenture), (iii) Liens securing Indebtedness and obligations under a
New Credit Facility; (iv) Liens securing Indebtedness permitted pursuant to any of items (v), (vi), (ix), (xv) and (xvii) of the second paragraph of Section
4.09 hereof; (v) Liens in favor of the Issuer or any Restricted Subsidiary; (vi)
Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens do not extend to any assets other than those of the
Person merged into or consolidated with the Issuer; (vii) Liens on property existing at the time of acquisition thereof

                                      -11-

by the Issuer or any Restricted Subsidiary of the Issuer; (viii) Liens to secure
Indebtedness (including Lease Obligations) permitted by item (vii) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such
Indebtedness and any improvements or accessions thereto; (ix) Liens on any asset of the Issuer or any Restricted Subsidiary incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches contemporaneously with, or within
12 months of, the purchase, construction or improvement of such asset; (x) Liens existing on the date of this Indenture; (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(xii) Liens incurred in connection with Permitted Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the
Indebtedness being refinanced; (xiii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business; (xiv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xvi) easements, rights-of-way, zoning and other restrictions, covenants, conditions, encroachments and matters of title that would be disclosed by an accurate survey or inspection and other defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer and its
Subsidiaries; (xvii) Liens arising from filing Uniform Commercial Code financing statements or similar instruments regarding leases (other than true leases and true consignments); (xviii) Liens arising by or pursuant to operation of law in connection with judgments or attachments, except to the extent that an Event of
Default occurs and is continuing under Section 6.01(f) hereof by reason of the entry and lack of discharge of such judgment or attachment; (xix) licenses (with respect to intellectual property and other property), leases or subleases not interfering in any material respect with the ordinary conduct of the business of the Issuer and its Subsidiaries; (xx) Liens which are provided for by the Plan, including Liens consisting of restrictions on funds of the Issuer held for distribution to creditors or other Persons pursuant to the Plan; (xxi) Liens pursuant to escrow or similar agreements or arrangements in connection with
Asset Sales; (xxii) Liens incurred pursuant to or in connection with an IPP Sale
Agreement, provided that such Liens do not attach to assets of the Issuer or of any Restricted Subsidiary of the Issuer other than the IPP Entity or Entities whose assets or Equity Interests are the subject of such Agreement or any
Restricted Subsidiary that is the seller of any such Equity Interests; (xxiii)
Liens incurred pursuant to any agreement or arrangement permitted by clause (iv)
or (vii) of Section 4.11 hereof (including without limitation Liens incurred pursuant to any related escrow or similar agreement or arrangement); and (xxiv)
Liens incurred in the ordinary course of business of the Issuer or any
Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit
(other than trade credit in the ordinary course of business).

                                      -12-

         "Permitted Refinancing Indebtedness" means any Indebtedness of the
Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Issuer or any of its Restricted Subsidiaries
incurred or outstanding pursuant to any of items (i), (viii), (xii), (xvi) of the second paragraph of Section 4.09 hereof; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing
Indebtedness does not exceed the amount that is the sum of (i) the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus $5 million (except to the extent that any such increase over such principal amount (or accreted value)
is a result of a concurrent incurrence of additional Indebtedness permitted under this Indenture), plus (ii) prepayment premium (or any defeasance costs)
and accrued interest on such Indebtedness plus (iii) the amount of reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing
Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the
Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing
Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the
Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuer or by the
Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Sale-Leaseback Transactions" means Sale/Leaseback
Transactions entered into by an Operating Company in connection with or as part of a financing permitted pursuant to item (v) of the second paragraph of Section
4.09 hereof.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan of Reorganization" or "Plan" means the Modified Third Amended
Plan of Reorganization, dated April 28, 2004, of the Issuer, confirmed by the
Bankruptcy Court on May 3, 2004, as the same may be further amended, supplemented or otherwise modified from time to time, providing for, inter alia, this Indenture.

         "Pledge Agreement" means the Pledge Agreement dated as of the date of initial issuance of the Notes between the Issuer and the Trustee, substantially in the form attached hereto as Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "Principal Asset Sale" means an Asset Sale consisting of a sale (i) by the Issuer of Equity Interests of any of the GTN Entities or IPP Entities or
(ii) by a Restricted Subsidiary of the Issuer of Equity Interests or assets of any of the GTN Entities or IPP Entities.

                                      -13-

         "Ratio of Cash Flow to Fixed Charges" means, as of the end of each fiscal quarter of the Issuer, the ratio of (a) Cash Flow of the Issuer for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date (or, if less, the number of full consecutive fiscal quarters that have elapsed since the effective date of the Plan) to (b) Fixed Charges of the Issuer for such period.

         "Reorganization" means the transactions consummated pursuant to the
Plan.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted
Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means any lease whereby any Person becomes or remains liable as lessee or as guarantor or other surety of any property, whether now owned or hereafter acquired, that such Person has sold or transferred or is to sell or transfer to any other Person (other than any
Subsidiary of such Person), as part of a financing transaction to which such
Person is a party, in contemplation of leasing such property to such Person.

         "Scheduled to be Paid" means, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

         "Secondary Notes" has the meaning set forth in Section 2.02 (b) hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means the Pledge Agreement and the Intercreditor
Agreement and any security instruments, financing statements and other documents or instruments at any time executed by the Issuer or any Subsidiary thereof to secure Obligations hereunder or under the Notes or the Security Documents.

         "Service Company" means each Subsidiary of the Issuer the business of which consists principally of providing management, operating or other services, or employees, to other Subsidiaries of the Issuer.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                                      -14-

         "Stated Maturity" means, with respect to any installment of interest on or accreted value or principal of any Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid pursuant to the original documentation governing such Indebtedness and shall not include any contingent obligation to repay, redeem or purchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such
Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b)
the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder of if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss.
77aaa-77bbbb), as amended and in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Tranche A Indenture" means the Indenture dated as of the date hereof between the Issuer and The Bank of New York, as trustee, provided for in the
Plan.

         "Tranche A Notes" means the Secured Tranche A Term Notes of the Issuer, issued pursuant to the Tranche A Indenture.

         "Tranche A Trustee" means the trustee under the Tranche A Indenture.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "United States Government Obligations" means direct obligations of the
United States of America, or any agency or instrumentality thereof, with respect to the payment of which the full faith and credit of the United States of
America is pledged.

                                      -15-

         "Unrestricted Subsidiary" means (i) each Subsidiary specified on
Schedule A hereto and (ii) any Subsidiary (other than a GTN Entity or an IPP
Entity) that is designated after the date of this Indenture pursuant to a Board
Resolution as an Unrestricted Subsidiary, but only to the extent that such
Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (c)
is a Person with respect to which neither the Issuer nor any of its Restricted
Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an
Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If at any time, any Unrestricted Subsidiary so designated would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an
Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of such Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer shall be in default of such covenant). The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a
Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such
Unrestricted Subsidiary, and such designation shall only be permitted if (i)
such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of
Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted
Subsidiaries of such Person.

                                      -16-

Section 1.02. Other Definitions.

                                                                      Defined
Term                                                                in Section
----                                                                ----------
"Affiliate Transaction"............................................    4.11
"Change of Control Offer"..........................................    4.15
"Chapter 11 Cases".................................................  Recitals
"DTC"..............................................................    2.03
"Debtors"..........................................................  Recitals
"Existing Agreements"..............................................    4.11
"Event of Default".................................................    6.01
"incur"............................................................    4.09
"Issuer"...........................................................  Recitals
"Offer Period".....................................................    3.10
"Paying Agent".....................................................    2.03
"Permitted Consideration"..........................................    4.10
"Permitted Debt"...................................................    4.09
"Purchase Date"....................................................    3.10
"Purchase Offer"...................................................    3.10
"Registrar"........................................................    2.03

Section 1.03. Incorporation by Reference of Trust Indenture Act

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

                                      -17-

         (1)  a term has the meaning assigned to it;

         (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4)  words in the singular include the plural, and in the plural include the singular;

         (5)  all references in this instrument to designated "Articles",
              "Sections" and other subdivisions are to the designated Articles,
              Sections and subdivisions of this instrument as originally executed; the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (6)  provisions apply to successive events and transactions; and

         (7)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, custom or usage. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the
Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Note. Global Notes shall be substantially in the form of Exhibit A hereto (including the text referred to in footnotes 2 and 3 thereto and the
Schedule of Exchanges of Notes attached thereto). Definitive Notes shall be substantially in the form of Exhibit A hereto (but without including the text referred to in footnotes 2 and 3 thereto or the Schedule of Exchange of Notes attached thereto). Definitive Notes (other than Secondary Notes) shall be in denominations of $1,000 and integral multiples thereof, except that Definitive
Notes issued, pursuant to subsection (d) below, in respect of beneficial interests in a Global Note referred to in clause (ii) of the last sentence of subsection (c) below may be issued in the denominations referred to in such clause. Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal

                                      -18-

amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, upon receipt of and in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depository. Participants and
Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian for the Depository or under such Global Note, and the Depository shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent or be deemed to prevent (i) the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its
Participants or Indirect Participants, the Applicable Procedures or the
operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note or (ii)
Participants or Indirect Participants from holding beneficial interests in a
Global Note in denominations of $1.00 or integral multiples thereof, provided that each Note or Notes issued upon any registration of transfer or exchange of any Note (other than Secondary Notes), or pursuant to Section 2.10, 3.06 or
3.10(g) hereof, shall be issued in the denominations required by Section 2.06
(d) (ix) hereof.

(d) Certificated Securities. The Issuer may initially issue the Notes as
Definitive Notes. However, the initial issuance of Definitive Notes does not preclude the issuance of Global Notes upon the deposit of such Definitive Notes with the Trustee, as custodian for the Depository. If at any time the Depository notifies the Issuer that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under this Section
2.01, the Issuer shall appoint a successor Depository. If a successor Depository is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election that the Notes be represented by Global Notes shall no longer be effective, and the
Issuer will execute, and the Trustee, upon receipt of written order signed by an
Officer of the Issuer for the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount, and of like terms and tenor, equal to the principal amount of the Global Notes in exchange for such Global Notes.

         The Issuer may at any time and in its sole discretion determine that
Notes shall no longer be represented by Global Notes. In such event, the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of definitive Notes of the same terms and tenor, will authenticate and deliver Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global
Notes in exchange for such Global Notes.

                                      -19-

         If specified by the Issuer, pursuant to this Section 2.01 with respect to Global Notes, the Depository may surrender Global Notes in exchange in whole or in part for Definitive Notes of like terms and tenor on such terms as are acceptable to the Issuer and the Depository. Thereupon, the Issuer shall execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of Definitive Notes, shall authenticate and deliver, without service charge to the Holders:

                  (i) to each Person specified by such Depository a new
         Definitive Note of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                  (ii) to the Depository a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the
         Definitive Notes delivered to Holders pursuant to clause (i) above.

         Upon the exchange of a Global Note for Definitive Notes, such Global
Note shall be cancelled by the Trustee or an agent of the Issuer or the Trustee.
Definitive Notes delivered in exchange for a Global Note pursuant to this
Section 2.01(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the
Trustee in writing. The Trustee or such agent shall deliver each such Note to or as directed by the Persons in whose names such Note is so registered or to the
Depository.

Section 2.02. Execution and Authentication; Payment of Interest by Issuance of
              Additional Notes.

         (a) An Officer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuer signed by an
Officer thereof, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 5 of the Notes. Such order shall specify the principal amount of the Notes and the date or dates (or the method of determining the same) on which the Notes are to be authenticated.

         The Trustee may appoint an authenticating agent acceptable to the
Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

         (b) On either or both of the first two Interest Payment Dates, in lieu of payment in whole or in part of interest in cash on the Notes as provided therein, the Issuer, at is option and in

                                      -20-

its sole discretion upon five Business Days' prior notice to the Trustee, may, as hereafter provided, pay interest on the Notes, in whole or in part, through the issuance of additional Notes ("Secondary Notes") in an aggregate principal amount equal to the amount of interest payable with respect to such Notes at the rate then applicable as a result of the payment of such interest by the issuance of Secondary Notes. Each issuance of Secondary Notes in lieu of the payment of interest in cash on the Notes shall be made pro rata with respect to the outstanding Notes, and the Issuer shall have the right to aggregate amounts of interest payable in the form of Secondary Notes to a Holder of outstanding Notes and issue to such Holder a single Secondary Note in payment thereof. Any
Secondary Notes may be deemed a separate series of Notes if the Issuer deems it necessary to do so in order to comply with any law or other applicable regulation or requirement, with appropriate distinguishing designations.

         On each Interest Payment Date on which Secondary Notes are to be issued, the Trustee shall, upon written order of the Issuer, authenticate and deliver Secondary Notes for original issuance to the Persons in whose name the
Notes are registered at the close of business on the relevant interest record date in the aggregate principal amount required to pay such interest. Any
Secondary Notes so issued (a) shall be dated the applicable Interest Payment
Date, (b) shall bear interest from and after such date, (c) shall be governed by, and be subject to, the terms, provisions and conditions of this Indenture and (d) shall entitle the Holder thereof to the same rights and benefits as
Notes previously issued. Any such Secondary Notes shall be mailed to the Persons entitled thereto at their addresses appearing in the Note register.

         Notwithstanding the foregoing provisions of this subsection (b), the
Issuer shall not issue Secondary Notes in any denomination less than $1.00, and the principal amount of Secondary Notes shall be rounded down to the nearest
$1.00. All amounts not included in Secondary Notes as a result of such rounding down of the principal amount thereof shall not carry forward to any subsequent
Interest Payment Date and shall be forever forfeited.

Section 2.03.              Registrar and Paying Agent.

         The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar shall keep a register of the Notes and of their transfer and exchange.
The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term
"Paying Agent" includes any additional paying agent. The Issuer may change any
Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this
Indenture. If the Issuer fails to appoint or maintain another entity as
Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Issuer initially appoints the Trustee to act as the Registrar and
Paying Agent and to act as Note Custodian with respect to the Global Notes.

                                      -21-

Section 2.04. Paying Agent to Hold Money in Trust.

         Not later than 10:00 a.m. (New York City time) on each due date of the principal of or interest on any of the Notes, the Issuer shall deposit with the
Paying Agent money in immediately available funds (or, to the extent permitted by Section 2.02(b) hereof, Secondary Notes) sufficient to pay such principal or interest so becoming due. The Issuer shall require any Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Secondary Notes held by such
Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying
Agent to pay all money and deliver all Secondary Notes held by it to the
Trustee. The Issuer at any time may require the Paying Agent to pay all money and deliver all Secondary Notes held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money or Secondary Notes. If the Issuer or a
Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money and Secondary Notes held by it as
Paying Agent. Upon any Insolvency or Liquidation Proceeding, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven
Business Days before each interest payment date and at such other times as the
Trustee may request in writing a list in such form and as of such date as the
Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the
Issuer's order or at the Registrar's request.

         (b) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF AND IS NOT TRANSFERABLE TO

                                      -22-

ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH
NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE
TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS
GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN
CONSENT OF THE ISSUER."

         (c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (d) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges,
the Issuer shall execute and the Trustee shall authenticate Definitive Notes and
Global Notes upon receipt of a written order signed by an Officer of the Issuer or at the Registrar's written request.

                  (ii) No service charge shall be made to a holder of a
beneficial interest in a Global Note or a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer solely pursuant to Section 3.06, 3.10 or 9.05 hereof).

                  (iii) The Registrar shall not be required to register the
transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global
Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuer shall not be required to issue, to
register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.03 hereof and ending at the close of business on the day of such mailing, or to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to register the transfer of or to exchange a
Note between a record date and the next succeeding interest payment date.

                                      -23-

                  (vi) Prior to due presentment for the registration of
transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name such Note is registered as the absolute owner of such
Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, subject to the provisions of this Indenture and the Notes relating to record dates for the payment of interest, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and
Global Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certificates required to be submitted to the
Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Note or Notes issued upon any registration of
transfer or exchange of any Note (other than Secondary Notes), or pursuant to
Section 2.10, 3.06 or 3.10(g) hereof, shall be issued in denominations of $1,000 or integral multiples thereof, except that not more than one (1) new Note so being issued in respect of the Note being surrendered (the "surrendered Note")
may be in a denomination that is not $1,000 or an integral multiple thereof.
Notes (other than Secondary Notes) may not be surrendered for combination into a
Note with a principal amount that is not $1,000 or an integral multiple thereof.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this
Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or if the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the requirements of this Section 2.07 are met. If required by the Issuer or the Trustee, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the
Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a

                                      -24-

Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds such Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuer, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only
Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes, to the satisfaction of the
Trustee, the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10. Temporary Notes.

         Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the
Issuer signed by an Officer of the Issuer. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the
Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary
Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures. Certification of destruction shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                                      -25-

Section 2.12. Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Cusip Numbers.

         The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly, and in any event within 10 Business Days, notify the Trustee of any change in the "CUSIP"
numbers.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01. Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuer shall furnish to the
Trustee, at least 30 (or a lesser number acceptable to the Trustee) days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or trading system, if any, on which the Notes are listed or accepted for trading, or, if the Notes are not so listed or accepted for trading, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of

                                      -26-

the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuer defaults in making such redemption payment.

         The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of
Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of
$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

         At least 30 days (except as otherwise provided in Section 3.09(a)
hereof) but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each
Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed (including CUSIP numbers, if any) and shall state:

         (a) the redemption date;

         (b) the redemption price for the Notes and accrued and unpaid interest, if any;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying
Agent to collect the redemption price;

         (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) the CUSIP number, if any, of the Notes called for redemption and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuer's written request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense; provided, however, that the Issuer shall have delivered

                                      -27-

to the Trustee, at least 45, or in the case of a redemption pursuant to Section
3.09 hereof, at least 10 (or, in either case, a lesser number acceptable to the
Trustee) days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information in such notice required by the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. A notice of redemption may not be conditional. Upon surrender to the
Paying Agent of any of the Notes called for redemption, those Notes shall be paid on the redemption date at the redemption price, together with accrued and unpaid interest to such date.

Section 3.05. Deposit of Redemption Price.

         On or prior to 10:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all
Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying
Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

         If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any
Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

         Unless the Issuer shall default in the payment of Notes (and accrued and unpaid interest) called for redemption, interest on such Notes shall cease to accrue after the redemption date.

Section 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of a written order signed by an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

         (a) Except as set forth in subsection (b) of this Section 3.07, the
Notes shall not be redeemable at the Issuer's option prior to October 31, 2007.
Thereafter, the Notes shall be

                                      -28-

redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 31 of the years indicated below:

YEAR                                                                PERCENTAGE
2007 ..............................................................   103.50%
2008...............................................................   101.75%
2009 and thereafter ...............................................   100.00%

         (b) Notwithstanding subsection (a) of this Section 3.07, at any time within 75 days after the date as of which the Issuer has knowledge of the occurrence of a Change of Control, the Issuer may, but shall in no event be required to, redeem 100% but not less than 100% of the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the redemption date.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption Out of Excess Cash Flow.

         (a) The Notes are subject to mandatory redemption by the Issuer on
April 30 and October 31 of each year (or, if financial statements for the period ended on the preceding December 31 or June 30, as the case may be, have not been provided to the Trustee pursuant to Section 4.03 hereof, on the date that is 30 days after the date of delivery of such financial statements), with the first such payment to be made on April 30, 2005, out of Excess Cash Flow at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date. Notwithstanding the foregoing, the Issuer shall not be required to redeem
Notes pursuant to this Section 3.08 on any such date out of Excess Cash Flow that is less than $1,000,000. Any redemption of Notes pursuant to this Section
3.08 shall be made on a pro rata basis (based on principal amounts outstanding)
with any redemption of Tranche A Notes then required to be made pursuant to
Section 3.08 of the Tranche A Indenture.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09. Mandatory Redemption Out of Net Proceeds of Principal Asset Sales.

         (a) The Notes are subject to mandatory redemption by the Issuer within
30 days after the receipt by the Issuer of Net Proceeds from any Principal Asset
Sale, after application of such Net Proceeds first to the payment of any unpaid fees and expenses of the Collateral Agent under the Intercreditor Agreement and then to the payment of all amounts then required to be paid pursuant to any New
Credit Facility (but without being required hereby to effect a permanent reduction of the commitment under such facility), second to fund Cash on Hand and third to the payment of any unpaid fees and expenses of the Trustee hereunder. The Notes shall be so

                                      -29-

redeemed upon not less than 10 nor more than 20 days' notice at a redemption price equal to the principal amount thereof to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date. Notwithstanding the foregoing provisions, (i) if the Issuer receives Net Proceeds from a Principal
Asset Sale on or prior to the Initial Distribution Date (as such term is defined in the Plan), the date by which the redemption required hereby as a result of the receipt of such Net Proceeds shall occur shall be 30 days after such receipt or, if later, the date that is 15 days after the Initial Distribution Date; (ii)
the Issuer shall not be required to redeem Notes pursuant to this Section 3.09 unless it has theretofore redeemed, or redeems concurrently with a redemption of
Notes pursuant to this Section 3.09, all of the outstanding Tranche A Notes pursuant to and in accordance with the provisions of Section 3.09 of the Tranche
A Indenture; and (iii) the Issuer shall not be required to redeem Notes pursuant to this Section 3.09 out of Net Proceeds of any Principal Asset Sale (except following the final distribution of such Net Proceeds) that are received subsequent to the initial receipt of Net Proceeds from such Asset Sale unless such subsequently received Net Proceeds, together with all other Net Proceeds not theretofore applied pursuant to this Section 3.09, exceed $1,000,000.

         (b) Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (except, in the case of
Sections 3.01 and 3.03 with respect to notice of redemption, as otherwise provided in subsection (a) of this Section 3.09).

         (c) The Issuer shall not be required to make mandatory redemption payments (except pursuant to Section 3.08 hereof or this Section 3.09) or sinking fund payments with respect to the Notes.

Section 3.10. Offer to Purchase Notes.

         If the Issuer shall be required to commence an offer to all Holders to purchase Notes (a "Purchase Offer") pursuant to Section 4.15 hereof, the Issuer shall follow the procedures specified below.

         The Purchase Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). No later than five Business
Days after the termination of the Offer Period (the "Purchase Date"), the Issuer
shall purchase all Notes tendered in response to the Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest on the
Notes shall be paid to the Persons in whose names the Notes are registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Purchase Offer.

         Upon the commencement of a Purchase Offer, the Issuer shall send, by first class mail, a notice thereof to each of the Holders, with a copy to the
Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer. The Purchase
Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

                                      -30-

         (a) that the Purchase Offer is being made pursuant to this Section 3.10 and Section 4.15 hereof and the length of time the Purchase Offer shall remain open;

         (b) the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest on and after the Purchase Date;

         (e) that Holders electing to have Notes purchased pursuant to such
Purchase Offer shall be required to surrender such Notes, with the form entitled
"Option of Holder to Elect Purchase" on the reverse of the Notes duly completed, or transfer by book-entry transfer to the Issuer, a depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the
Issuer, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or
Notes the Holder delivered for purchase, the certificate number (in the case of a Definitive Note) and a statement that such Holder is withdrawing such Holder's election to have such Note or Notes purchased;

         (g) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the
Notes surrendered (or transferred by book-entry transfer); and

         (h) that the Purchase Offer may terminate if the Issuer elects to redeem the Notes in accordance with the provisions of Section 3.07(b) of the
Indenture.

         If the Issuer is required to purchase Notes pursuant to the Purchase
Offer:

              (i) on or prior to 10:00 a.m. (New York City time) on the Purchase
Date, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent in immediately available funds the principal amount of the Notes delivered prior to the expiration of the Offer Period, together with accrued and unpaid interest thereon (to the extent then required to be paid), to be held for payment in accordance with the terms of this Section 3.10; and

              (ii) on the Purchase Date, the Issuer shall, to the extent lawful,
(x) accept for payment the Notes tendered pursuant to the Purchase Offer, (y)
deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Notes so accepted and (z) deliver to the Trustee an Officers'
Certificate stating that such Notes were accepted for payment by the Issuer in accordance with the terms of this Section 3.10.

         If the Issuer is required to purchase Notes pursuant to the Purchase
Offer, the Issuer, the Trustee or the Paying Agent, as the case may be, shall promptly (but in any case not later than

                                      -31-

three Business Days after the Purchase Date) mail or deliver to each tendering
Holder an amount equal to the purchase price of the Notes tendered by such
Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest thereon (to the extent then required to be paid), and the Issuer shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder's Note or Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Purchase Offer.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01. Payment of Notes.

         The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this
Indenture and in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds (or, to the extent permitted by Section 2.02(b) hereof, Secondary Notes) and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Issuer shall pay interest on overdue principal at the rate equal to
2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest
(without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

         The Issuer shall maintain in the Borough of Manhattan, The City of New
York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or of the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the
Issuer of its obligation to maintain an office or agency in the Borough of
Manhattan, The City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                                      -32-

         The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03. Reports.

         Whether or not required by the rules and regulations of the Commission, so long as any of the Notes are outstanding, the Issuer shall furnish to the
Trustee, within 15 days of the last day of the time period specified in the
Commission's rules and regulations for filing such report, as such rules and regulations are applicable to Persons who are not "accelerated filers" within the meaning of such rules and regulations, all quarterly and annual financial statements and financial information that would be required to be contained in a report filed with the Commission on Form 10-Q or Form 10-K, as the case may be, if the Issuer were required to file such reports, including a "Management's
Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its Consolidated Subsidiaries, beginning with financial statements and information as at the end of and for the year ending December 31, 2004, and, with respect to annual information only, a report thereon by the Issuer's independent auditors. The Trustee will provide, at the Issuer's expense, copies of any such documents to any Holders that request such copies. The Issuer will also comply with the other provisions of TIA Section 314(a).

         The receipt by the Trustee of any such reports or statements pursuant to this Section 4.03 shall not constitute notice or constructive notice of any information contained in such reports or statements or determinable from information contained in such reports or statements, including the Issuer's compliance with any covenants hereunder (as to which, except for covenants to make payments on or in respect of the Notes, the Trustee is entitled to rely exclusively on an Officers' Certificate).

Section 4.04. Compliance Certificate.

         (a) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the
Issuer, an Officers' Certificate (which need not comply with Section 11.05 hereof) stating that a review of the activities of the Issuer and its
Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled such obligations and is not in default in the performance or observance of any of the terms, provisions or conditions of this Indenture (or, if a Default or Event of
Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action, if any, the Issuer is taking or proposes to take with respect thereto).

         (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

                                      -33-

Section 4.05. Taxes.

         The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would reasonably be expected to affect the covenants or the performance by the Issuer of this
Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Dividends; Restricted Investments.

         (a) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, (i) in the case of the Issuer, declare or pay any dividend, or in the case of the Issuer or any of its Restricted
Subsidiaries, make any other payment or distribution on account of the Issuer's
Equity Interests or to the direct or indirect holders of the Issuer's Equity
Interests in their capacity as such (other than dividends or distributions payable in additional Equity Interests (other than Disqualified Stock) of the
Issuer), (ii) purchase, redeem or otherwise acquire or retire for value
(including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, except for purchases and acquisitions referred to in any of items (i), (ii) and (iii) of subsection
(c) below, or (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer that is subordinated to the Notes (provided that the Notes shall not be deemed to be subordinated for this purpose), except a payment of principal or interest at Stated Maturity.

         (b) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, make any Restricted Investment unless at the time of and after giving effect to such Restricted Investment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) such Restricted Investment, together with the aggregate amount of all other Restricted Investment made by the Issuer and its
          Restricted Subsidiaries during the same fiscal year (excluding
          Restricted Investments permitted by any of the clauses contained in subsection (c) below), is less than the sum of (x) $5 million and (y)
          to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the aggregate amount received in cash with respect thereto (less the cost of disposition, if any), including, without

                                      -34-

          limitation, any cash dividends or distributions, and any cash dividends or distributions received from any Unrestricted Subsidiary.

         (c) The foregoing provisions shall not prohibit (i) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated
Indebtedness or Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuer) of Equity Interests of the Issuer or
any Restricted Subsidiary (other than any Disqualified Stock); (ii) the repurchase, redemption or other acquisition or retirement for value of any
Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any employee of the Issuer (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement or similar plan or agreement adopted or approved by the Board of Directors (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired
Equity Interests shall not exceed $5 million in any twelve-month period and no
Default or Event of Default shall have occurred and be continuing immediately after such transaction) or upon the termination of such person's employment;
(iii) the acquisition by the Issuer or any of its Restricted Subsidiaries of
shares of common stock of the Issuer pursuant to any odd-lot tender offer or other program for the reduction of holdings of less than 1,000 shares of common stock; (iv) Investments received by the Issuer or any of its Restricted
Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by Section 4.10 hereof; or (v) any payments made pursuant to, or transactions contemplated by, the Plan, including payments to be made to the Issuer to allow the Issuer to make distributions to creditors or other claimants.

         (d) The Board of Directors may designate any Restricted Subsidiary
(other than any GTN Entity or IPP Entity) to be an Unrestricted Subsidiary if
such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted
Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Investments at the time of such designation and shall be included for purposes of calculating the aggregate amount of Restricted Investments under clause (2) of subsection (b) above. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted
Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         (e) The amount of any Restricted Investment (other than cash) shall be the fair market value on the date of the Restricted Investment of the asset(s)
or securities proposed to be transferred or issued by the Issuer or such
Restricted Subsidiary, as the case may be, pursuant to the Restricted
Investment. The fair market value of any individual or series of related non-cash Restricted Investments (other than in the Reorganization) shall be determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. In connection with each Restricted
Investment, the Issuer shall deliver to the Trustee, prior to or within 60 days of the making of such Restricted Investment, an Officers' Certificate stating that such Restricted Investment is permitted under this Indenture and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

                                      -35-

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective after the date of this Indenture any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its
Capital Stock or (b) pay any indebtedness owed to the Issuer or any of its
Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its
Restricted Subsidiaries or (iii) transfer any of its properties or assets to the
Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, (b) any
New Credit Facility (provided that any such restrictions contained therein are substantially no more restrictive when taken as a whole that those contained in this Indenture), (c) this Indenture and the Notes or the Tranche A Indenture and the Tranche A Notes, (d) applicable law, (e) any instrument governing
Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its
Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent that such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its
Subsidiaries, so acquired, (f) customary non-assignment or net worth provisions, and other customary provisions, in leases or licenses entered into in the ordinary course of business, (g) purchase money obligations for property acquired that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted
Refinancing Indebtedness are substantially no more restrictive when taken as a whole than those contained in the agreements governing the Indebtedness being refinanced, (i) Indebtedness incurred pursuant to item (xii) of the second paragraph of Section 4.09 hereof, (j) any instrument or agreement governing
Indebtedness permitted to be incurred under this Indenture, which is secured by a Lien permitted to be incurred under this Indenture, (k) any instrument or agreement governing Indebtedness or obligations of a Restricted Subsidiary to the extent that the Board of Directors determines that such encumbrances or restrictions generally protect or enhance the ability of such Subsidiary to make funds available to the Issuer, (l) IPP Sale Agreements and other contracts for
Asset Sales or other sales of assets or Equity Interests, including, without limitation, customary restrictions with respect to a Restricted Subsidiary with respect to the issuance pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (m) any agreement between GTN and holders of its 6.62% Senior Notes due 2012, provided that such restrictions terminate upon any sale or transfer of all or substantially all of the common stock or assets of GTN, or (n) customary provisions in joint venture agreements or other similar agreements.

Section 4.09. Incurrence of Indebtedness.

         The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness, and the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, issue any
Disqualified Stock; provided, however, that the Issuer and its Restricted
Subsidiaries may incur Indebtedness (and

                                      -36-

such Indebtedness may be incurred pursuant to this paragraph without regard, in the case of any particular category of Indebtedness, to any limitation set forth with respect to Indebtedness of such category in any of items (i) through
(xviii) set forth below in this Section 4.09) or issue shares of Disqualified
Stock if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such incurrence or issuance; and

                  (ii) after giving effect to such incurrence or issuance, the
          Ratio of Cash Flow to Fixed Charges of the Issuer would not be less than 1.5:1 (calculated on a pro forma basis to include such
          Indebtedness and related cash flows as of the end of the most recent fiscal quarter of the Issuer with respect to which financial statements of the Issuer have been furnished to the Trustee pursuant to Section 4.03 hereof.)

         The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness
(collectively "Permitted Debt"):

                  (i) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Indebtedness under one or more New Credit Facilities, and the issuance of letters of credit thereunder from time to time, in an aggregate principal or stated amount outstanding at any time not to exceed $60 million;

                  (ii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Indebtedness pursuant to the terms and provisions, or in connection with the implementation, of the Plan;

                  (iv) the incurrence by the Issuer of Indebtedness represented by the Notes and the Tranche A Notes;

                  (v) the incurrence of Non-Recourse Debt by any Operating
         Company or Investment Vehicle;

                  (vi) Permitted Sale/Leaseback Transactions;

                  (vii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Lease Obligations under leases for equipment or other personal property not to exceed $10 million in aggregate principal or stated amount outstanding at any time;

                  (viii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Permitted Refinancing Indebtedness;

                  (ix) Indebtedness incurred by the Issuer or any of its
         Restricted Subsidiaries in respect of surety bonds, performance or bid bonds or letters of credit issued in the ordinary course of business, including, without limitation, those in respect of workers'

                                      -37-

         compensation claims or self-insurance, in an aggregate amount outstanding at any time not to exceed $25 million;

                  (x) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries (subject to the provisions of clauses (i) and (ii) of item (a) of the definition of the term
         "Permitted Investments" herein), provided that such Indebtedness is expressly subordinated to the prior payment in full in cash of all
         Obligations with respect to the Notes;

                  (xi) the Guaranty by the Issuer or any of its Restricted
         Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary
         of the Issuer (other than a Guaranty by the Issuer of Indebtedness of an Operating Company or an Investment Vehicle or a Guaranty by a
         Restricted Subsidiary of Indebtedness of an Operating Company or an
         Investment Vehicle that is not a member of the same Operating Company
         Group as the guaranteeing Subsidiary) that was permitted by this
         Indenture to be incurred;

                  (xii) Indebtedness of any Restricted Subsidiary of the Issuer
         existing at the time such Person becomes a Restricted Subsidiary of the
         Issuer (except for any such Indebtedness incurred in contemplation of or to finance the acquisition of such Subsidiary);

                  (xiii) Indebtedness under any Swap;

                  (xiv) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Indebtedness under short-term overdraft lines of credit or similar arrangements entered into in the ordinary course of business, in each case associated with the Issuer's cash management program;

                  (xv) the incurrence by Service Companies of Indebtedness in respect of credit card obligations or services incurred in the ordinary course of business;

                  (xvi) the incurrence by an IPP Entity, or by any other
         Restricted Subsidiary of the Issuer that is the seller of Equity
         Interests of any such IPP Entity, in each case pursuant to or in connection with an IPP Sale Agreement, of Indebtedness which (A) is provided for in such Agreement or (B) the Board of Directors has determined is necessary or appropriate for the purpose of effectuating such Asset Sale;

                  (xvii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of Indebtedness to finance insurance premiums; and

                  (xviii) the incurrence by the Issuer or any of its Restricted
         Subsidiaries of additional Indebtedness, in an aggregate principal amount (or accreted value, if applicable) at any time outstanding not to exceed $5 million.

          For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories of
Permitted Debt described in clauses (i) through (xviii) above or is entitled to be incurred pursuant to the first paragraph of this

                                      -38-

Section 4.09, the Issuer may, in its sole discretion, classify such item of
Indebtedness in any manner that complies with this Section 4.09, and such item of Indebtedness will be treated as having been incurred pursuant to one or more of such clauses and/or pursuant to the first paragraph hereof in accordance with such classification. Neither the accrual of interest, nor the accretion of accreted value, will be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

         Section 4.10. Asset Sales.

          The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless (i) the Issuer (or the
Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an
Officers' Certificate delivered to the Trustee and a Board Resolution) of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) except as otherwise provided in an IPP Sale Agreement, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of (A) cash, (B) assets useful in a Permitted Business not to exceed
$10 million in the aggregate over the life of the Notes and/or (C) Equity
Interests representing a controlling interest in a Permitted Business not to exceed $10 million in the aggregate over the life of the Notes (collectively the
"Permitted Consideration"); provided that the amount of (x) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet)
of the Issuer or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are convertible within 90 days by the Issuer or such Restricted Subsidiary into Permitted
Consideration, shall be deemed to be Permitted Consideration for purposes of this provision; and provided further, that the 75% limitation referred to above shall not apply to any Asset Sale in which the Permitted Consideration portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation and (iii) the Net Proceeds of such Asset Sale are applied, or set aside for application, pursuant to, and as and to the extent required by, Section 3.09 hereof or the last paragraph of this Section 4.10, as the case may be.

         Pending application of Net Proceeds from an Asset Sale pursuant to
Section 3.09 hereof or the last paragraph of this Section 4.10, as the case may be, the Issuer may apply such Net Proceeds, at its option, (a) to repay
Indebtedness outstanding under any New Credit Facility (but without being required hereby to effect a permanent reduction of the commitment under such facility) or (b) to Permitted Investments.

          The Issuer shall use commercially reasonably efforts to direct the seller pursuant to each Principal Asset Sale to transfer or cause to be transferred the Net Proceeds of such Principal Asset Sale to the Issuer.

          During the period ending on the first anniversary of the date of this
Indenture, the Issuer shall deliver, or cause to be delivered, within 30 days after its receipt thereof from time to time, Net Proceeds of any Asset Sale that is not a Principal Asset Sale to the disbursing agent of the

                                      -39-

Issuer pursuant to the Plan, for distribution to Class 3 claimants in accordance with the provisions of the Plan.

Section 4.11. Transactions with Affiliates.

         The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is set forth in writing and is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the
Issuer or such Subsidiary with an unrelated Person and (ii) the Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of at least $5 million but less than $10 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $10 million or more, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions:

                  (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business;

                  (ii) purchases (and sales) of inventory and services in the ordinary course of business on terms that are customary in the industry or consistent with past practices;

                  (iii) fees, compensation or employee benefit arrangements
         (including any grants of securities under stock option or similar plans or other employee benefit plans) paid to, and indemnity provided for and on behalf of, directors, officers or employees of the Issuer or any
         Subsidiary of the Issuer after the date of this Indenture;

                  (iv) transactions pursuant to or required by agreements or arrangements entered into prior to, or in effect on, the date of this
         Indenture ("Existing Agreements"), including amendments thereto after such date, provided that (A) any such amendment (to the extent it provides for an Affiliate Transaction) to an IPP Sale Agreement is
         approved by the Board of Directors and (B) any such amendment (to the extent it provides for an Affiliate Transaction) to an Existing
         Agreement other than an IPP Sale Agreement is approved by the Board of
         Directors and has terms that are not materially less favorable to the
         Issuer or any Restricted Subsidiary, as applicable, than the terms of such Existing Agreement prior to such amendment;

                  (v) any employment agreement (including customary benefits thereunder) entered into by the Issuer or any of its Subsidiaries in the ordinary course of business and

                                      -40-

         consistent with the current market practice or the past practice of the
         Issuer or such Subsidiary;

                  (vi) transactions between or among the Issuer and/or its
         Restricted Subsidiaries;

                  (vii) tax sharing or tax settlement agreements or arrangements between or among the Issuer and one or more Restricted Subsidiaries, on the one hand, and one or more Unrestricted Subsidiaries or other
         Affiliates, on the other hand, provided that any such agreement or arrangement shall have been approved by the Board of Directors;

                  (viii) Restricted Investments that are permitted by the
         provisions of Section 4.07 hereof; and

                  (ix) transactions contemplated by the Plan or the related
         Disclosure Statement.

Section 4.12. Liens.

         The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien on any asset now owned or hereafter acquired by the Issuer or that Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted
Liens.

Section 4.13. Line of Business.

         The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted
Subsidiaries taken as a whole.

Section 4.14. Corporate Existence.

         Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its
Restricted Subsidiaries, if either (i) the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, taking into account, among other matters, Asset Sales and the wind-down of business or operations of the Issuer and its Restricted Subsidiaries; or (ii) the Plan
provided for the termination, dissolution, abandonment or disposal thereof.

Section 4.15. Offer to Purchase upon a Change of Control.

         Upon the occurrence of a Change of Control of which the Issuer has knowledge, each Holder shall have the right to require the Issuer to purchase all or any part (equal to $1,000 or an

                                      -41-

integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof to the date of purchase.
Within 30 days after the date as of which the Issuer has knowledge of the occurrence of a Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constituted the Change of
Control and offering to purchase Notes on the date specified in such notice, which notice shall comply with Section 3.10 hereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as a result of the
Change of Control.

         Notwithstanding the foregoing provisions, the Issuer shall not be required (i) to make a Change of Control Offer if prior to the date as of which the Issuer would otherwise be required to mail such notice the Issuer has given or caused to be given a notice of redemption of the Notes pursuant to Section
3.07(b) hereof or (ii) to purchase Notes pursuant to any such notice of a Change of Control Offer if the Issuer shall redeem the Notes pursuant to such Section.

         The Change of Control provisions described in this Section 4.15 shall be applicable notwithstanding any other provisions of this Indenture, other than
Section 3.10 hereof, which Section 3.10 shall govern the procedures used in connection with a Change of Control Offer.

         The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of
Control Offer.

Section 4.16. Limitation on Issuances and Sales of Capital Stock of Restricted
              Subsidiaries.

         The Issuer (i) shall not, and shall not permit any Restricted
Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Issuer to any Person
(other than the Issuer or a Restricted Subsidiary of the Issuer), unless (a)
such transfer, conveyance, sale, lease or other disposition is of all the
Capital Stock of such Restricted Subsidiary (provided that minority interests in any such Capital Stock may be retained if necessary, in the determination of the
Board of Directors, to facilitate such transfer, conveyance, sale, lease or other disposition), and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with any applicable provisions of Section 3.09 or Section 4.10 hereof, and (ii) except as provided in an IPP Sale Agreement, shall not permit any Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any
Person other than to the Issuer or a Restricted Subsidiary of the Issuer;
provided, however, that the foregoing restrictions shall not apply to transfers, conveyances, sales, leases or other dispositions (collectively "dispositions")
of any Capital Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $5 million.

                                      -42-

Section 4.17. Payments for Consent.

         Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

         The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the
Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no
Default or Event of Default exists; and (iv) except in the case of a merger of the Issuer with or into one of its Wholly Owned Restricted Subsidiaries, the
Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a
Consolidated Net Worth in an amount which is not less than the Consolidated Net
Worth of the Issuer immediately prior to such transaction. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the
Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer, upon the assumption provided for in clause (ii) above, the Issuer shall be discharged from all further liability and obligation under this Indenture.

         Prior to the proposed transaction, the Issuer shall deliver to the
Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                      -43-

Section 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to such successor and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor
Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and premium and interest on the Notes except in the case of a sale of all or substantially all of the Issuer's assets as provided in the last sentence of the first paragraph of Section 5.01 hereof.

Section 5.03. Exclusion.

                  The foregoing provisions of this Article 5 shall not apply to any Principal Asset Sale or Principal Asset Sales.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

         (a) the Issuer defaults for 30 days in the payment when due of interest on the Notes;

         (b) the Issuer defaults in payment when due of the principal of or premium, if any, on the Notes;

         (c) the Issuer fails, and such failure continues for 30 days after notice from the Trustee, or from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, to comply with the Issuer's obligations to be performed pursuant to Section 4.15 or Article 5 hereof;

         (d) the Issuer fails, and such failure continues for 45 days after notice from the Trustee, or from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, to comply with any of its other agreements in this Indenture, the Notes or the Security Documents; or any of the
representations and warranties made by the Issuer in the Pledge Agreement or the
Intercreditor Agreement shall have been untrue in any material respect when made;

         (e) (i) an event of default occurs under any New Credit Facility under which Indebtedness outstanding, together with any additional amount that may be borrowed thereunder, aggregates at the time of determination hereunder at least
$10 million in principal amount, and such event of default continues for 30 days; or (ii) the Issuer defaults under any mortgage,

                                      -44-

indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guarantied by the Issuer or any of its Restricted Subsidiaries) (other than, in each such case,
Non-Recourse Debt) or Indebtedness referred to in item (xvi) of the second paragraph of Section 4.09 hereof), whether such Indebtedness or Guaranty now exists or is created after the date of this Indenture (but not including
Indebtedness referred to in clause (i) of this subsection (e)), which default referred to in this clause (ii) is caused by a failure to pay principal at final maturity or results in the acceleration of such Indebtedness prior to its Stated
Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the Stated
Maturity of which has been so accelerated, aggregates $10 million or more;

         (f) the Issuer or any of its Significant Subsidiaries, or any group of
Subsidiaries that, taken together, would constitute a Significant Subsidiary, fails to pay final judgments (not subject to appeal) aggregating in excess of
$10 million, which judgments are not paid, discharged or stayed for a period of
45 days after the same have become final;

         (g) the Issuer or any of its Significant Subsidiaries or any group of
Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its
         creditors; or

                  (v) admits in writing its inability to pay its debts as they become due;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Issuer or any of its Significant
         Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Issuer or any of its
         Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its
         Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Issuer or any of its
         Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                                      -45-

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (iv) the Trustee, for the benefit of the Holders, fails or ceases to have a valid and perfected Lien on any Collateral, subject only to Permitted Liens.

Section 6.02. Acceleration.

         If any Event of Default occurs and is continuing, the Trustee may, and upon the direction of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall, declare all the Notes to be due and payable immediately; provided, however, that in the event of an acceleration based upon an Event of Default provided for in Section 6.01(e) above, such declaration of acceleration shall be automatically annulled if the holders of the other
Indebtedness referred to in clause (i) therein have waived the event of default referred to therein or the holders of the other Indebtedness that is the subject of acceleration as referred to in clause (ii) thereof have rescinded the declaration of acceleration in respect of such Indebtedness. Notwithstanding the foregoing, in the case of an Event of Default provided for in Section 6.01 (g)
above with respect to the Issuer or in clause (i), (ii) or (iii) of Section
6.01(h) above with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.
Subject to the limitations set forth in Section 6.05 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the
Notes, this Indenture or the Security Documents, subject to any applicable provisions of the Intercreditor Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the
Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of or premium or interest on the Notes (provided that the Holders of at least a majority in aggregate principal amount of the
Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration), and (ii) a default with respect to a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be

                                      -46-

deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on it, under this Indenture, the Notes, the Security
Documents or otherwise. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the
Trustee in personal liability and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders of the
Notes. In addition, prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders on terms reasonably satisfactory to the Trustee against all losses and expenses arising from taking or not taking such action.

Section 6.06. Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the
Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another
Holder of a Note or to obtain a preference or priority over another Holder of a
Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and interest on the
Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                      -47-

Section 6.08. Collection Suit by Trustee.

         If an Event of Default provided for in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Issuer
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the
Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof, out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the
Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall, subject to applicable provisions of the Security Documents, pay out the money in the following order:

         First: to the Trustee, its agents and counsel for amounts due under
Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

         Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

                                      -48-

         The Trustee may fix a record date and payment date for any payment to
Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a
Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine any such certificates or opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
         of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts; and

                                      -49-

                  (iii) the Trustee shall not be liable with respect to any
         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), and (e) of this Section 7.01 and Section 7.02.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not (i) be liable for interest on any money received by it or (ii) be required to invest any such moneys, except in either case as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or by an agreement in writing with the Issuer.

         (g) The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee in its discretion may make such further inquiry into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry, it shall be entitled to examine books, records and premises of the Issuer, personally or by agent or attorney.

         (h) In no event shall the Trustee be liable for (i) any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including but not limited to lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, or (ii) any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo or governmental action, including any laws, ordinances, regulations or governmental action which delay, restrict or prohibit the performance by the
Trustee of its services to be provided pursuant to this Indenture.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee may in its discretion, but need not, investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of
Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                                      -50-

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or
Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a
Default or Event of Default is received by the Trustee at the Corporate Trust
Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any
Affiliate of the Issuer with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign, if necessary. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of any proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the issuance of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or
Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee

                                      -51-

of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

         Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly, and in any event within 10 Business Days, notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Issuer shall pay to the Trustee from time to time such compensation as the Trustee and the Issuer shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees or taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of this
Indenture and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.
The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the payment obligations of the Issuer in this Section, the
Trustee shall have a Lien prior to the claims of the Holders of the Notes on all money or property held or collected by

                                      -52-

the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this
Indenture.

         When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(g) hereof or clause (i), (ii) or (iii) of
Section 6.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the
Trustee without prior notice and without liability to the Issuer by notifying the Trustee in writing if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the
Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                                      -53-

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, if all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor
Trustee.

Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee that satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA
ss. 310(b).

Section 7.11. Preferential Collection of Claims Against Issuer.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee that has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE;
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture.

         When (i) all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Issuer has paid all sums payable by the Issuer hereunder or (ii) (x) all of the outstanding Notes not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, including upon notice of redemption under arrangements satisfactory to the Trustee, and (y) the Issuer shall have deposited with the
Trustee, in trust, cash in U.S. dollars in an amount sufficient to pay the principal of, premium, if any, and interest on all of the Notes (other than destroyed, lost or stolen Notes that have been replaced or paid) not previously canceled or delivered to the Trustee for cancellation, on the date such payments are due to such

                                      -54-

date of maturity or redemption, as the case may be, and if, in the case of either clause (i) or (ii), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (1) remaining rights of registration of transfer, substitution and exchange, (2) rights hereunder of Holders to receive payments of principal of, premium, if any, and interest on the Notes and the other rights, duties and obligations of Holders as beneficiaries hereof with respect to the amounts so deposited with the Trustee and (3) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel
as provided in Section 11.05 hereof and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

         In addition, the Issuer may satisfy its obligations under this
Indenture as provided in Section 8.02 hereof.

Section 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.03. Legal Defeasance and Discharge.

         Upon the Issuer's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal
Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder or until the Notes have been paid in full: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.06 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the
Issuer's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this
Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

Section 8.04. Covenant Defeasance.

         Upon the Issuer's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from its obligations under the covenants set forth in Article 4 hereof except

                                      -55-

for Sections 4.01 and 4.02 and, to the extent required by law, 4.04, and, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, "Covenant Defeasance"), and the
Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such
Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under
Section 8.02 hereof of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections
6.01(c) through (h) hereof (but, in the case of Sections 6.01(g) and (h), with respect only to Significant Subsidiaries) shall not constitute Events of
Default.

Section 8.05. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.03 or 8.04 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable United
States Government Obligations or a combination thereof in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the
Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the
Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States
reasonably acceptable to the Trustee confirming that (I) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(II) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.04 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States
reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or

                                      -56-

loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall occur under Section 6.01(g) or
6.01(h) hereof at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

         (f) on the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Issuer shall have delivered to the Trustee an Officers'
Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

         (h) the Issuer shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant
Defeasance have been complied with.

Section 8.06. Deposited Money and Government Obligations to Be Held in Trust;
              Other Miscellaneous Provisions.

         Subject to Section 8.07 hereof, all money and United States Government
Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the
"Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the
Issuer any money or securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the
Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the

                                      -57-

amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.07. Repayment to Issuer.

         The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuer shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall
Street Journal. After payment to the Issuer, Holders of the Notes entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.08. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or United
States Government Obligations in accordance with Section 8.03 or 8.04, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this
Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or United
States Government Obligations in accordance with Section 8.03 or 8.04, as the case may be; provided, however, that if the Issuer has made any payment of interest on or principal or premium of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government
Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

         Notwithstanding the provisions of Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or any of the
Security Documents without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not materially adversely affect any
Holder;

                                      -58-

         (c) to provide for the assumption of the Issuer's obligations to the
Holders by a successor to the Issuer pursuant to Article 5 hereof;

         (d) to make changes in the Security Documents determined by the Issuer to be necessary or appropriate in connection with the execution and delivery by the Issuer of the initial New Credit Facility, provided that no such change shall terminate the Lien on any of the Collateral provided for in the Pledge
Agreement, subordinate such Lien to the Lien of any other Person, other than
Liens securing Indebtedness and obligations under the New Credit Facility, or otherwise materially and adversely affect such Lien;

         (e) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder or thereunder of any Holder; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or other such amendment, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture or other such amendment authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or other such amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Issuer and the
Trustee may amend or supplement this Indenture, the Notes or any of the Security
Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), and, with such consent and subject to Sections 6.04 and 6.07 hereof, may waive any existing Default or Event of Default (other than a Default or Event of
Default in the payment of the principal of, premium, if any, or interest on the
Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the
Security Documents.

         Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or other such amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the
Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture or other such amendment unless such amended or supplemental Indenture or other such amendment affects the Trustee's own rights, duties or immunities under this
Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or other such amendment.

                                      -59-

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the
Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

         Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes
(provided that this subsection (b) shall not be deemed to apply to any alteration of or waiver with respect to the definition of the term "Excess Cash
Flow" or the term "Net Proceeds" (or any other defined terms used in such definitions) contained in Section 1.01 hereof);

         (c) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

         (d) make any Note payable in money other than that stated in the Notes;

         (e) make any change in the provisions of this Indenture governing waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes; or

         (f) provide for the release of any material Pledged Equity Interests
(as such term is defined in the Pledge Agreement) except in accordance with the terms of the Security Documents.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent
Holder or portion of a Note that evidences the same debt as the consenting
Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the

                                      -60-

amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from the
Holders of the requisite percentage in principal amount of the outstanding Notes in accordance with its terms and thereafter binds every Holder.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.05. Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue, and the Trustee shall, upon receipt of written instructions signed by an Officer of the Issuer, authenticate, new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying conclusively upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                    SECURITY

Section 10.01. Pledge and Intercreditor Agreements.

         (a) In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether on an interest payment date, at maturity, by acceleration, purchase hereunder, redemption or otherwise and interest on the overdue principal of, premium, if any, and (to the extent permitted by law)
interest, on the Notes and performance of all of the other obligations of the
Issuer to the Holders or the Trustee under this Indenture, the Notes and the
Pledge Agreement, the Issuer and the Trustee shall, concurrently with the initial issuance of the Notes, enter into the Pledge Agreement, pursuant to which the Issuer will pledge and grant to the Trustee a security interest

                                      -61-

in all of the right, title and interest of the Issuer in, to and under the
Collateral referred to therein for the equal and ratable benefit and security of the Holders of the Notes, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, and for the Trustee or any other agent for such Holders to the extent provided in this Indenture and in the Security Documents. At the time the Pledge
Agreement is executed and delivered, the Issuer will have full right, power and lawful authority to pledge and grant a security interest in the property constituting the Collateral, in the manner and form done, or intended to be done, in this Indenture and the Pledge Agreement, free and clear of all Liens whatsoever, except Permitted Liens, and except to the extent otherwise provided therein and herein, (i) will forever warrant and defend the title to the same against the claims of all other Persons whatsoever, (ii) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably request and (iii)
will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably requested by the Trustee, to assure and confirm to the Trustee the perfection and priority of the security interests in the
Collateral contemplated by the Pledge Agreement, all subject to the provisions of the Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Notes, according to the intent and purposes herein expressed.

         (b) Each Holder, by accepting a Note, (i) consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time in accordance with the provisions thereof and of this
Indenture and be in effect from time to time, (ii) authorizes and directs the
Trustee to enter into the Security Documents and to act as the secured party under the Pledge Agreement and the Junior Secured Creditor under the
Intercreditor Agreement and (iii) authorizes and directs each of the Tranche A and Tranche B Trustee to act as collateral agent under the Intercreditor
Agreement as and to the extent provided therein; provided, however, that if any provision of the Security Documents limits, qualifies or conflicts with the duties imposed by the TIA, when applicable, the TIA shall control.

Section 10.02. Recording and Opinions.

         (a) The Issuer will, at its own expense, register, record and file or rerecord, refile and renew the Security Documents, this Indenture and all amendments or supplements thereto in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens of the Security Documents on all of the Collateral and to effectuate and preserve the perfection and priority of the security intended to be created and maintained hereby and thereby.

         (b) The Issuer will furnish to the Trustee on the first day of April
(or if such day is not a Business Day, on the next day that is a Business Day)
in each year, beginning with the year 2005, an Opinion of Counsel dated as of such date, either:

                  (i) (A) stating that, in the opinion of such counsel, all
         action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments as is necessary to maintain and perfect the Lien of the
         Security Documents and reciting with respect to the security interests in the Collateral the details of such

                                      -62-

         action or referring to prior Opinions of Counsel in which such details are given and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding
         12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the
         Holders and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

                  (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Liens and maintain the priority of such Liens in the Collateral.

         (c) The Issuer will otherwise comply with the provisions of TIA Section
314(b).

Section 10.03. Actions to Protect Collateral.

         In addition to and subject to the provisions of Article VII hereof and of the Security Documents, the Trustee shall have power to institute and maintain such suits and proceedings as the Trustee reasonably may deem expedient to prevent any impairment of the Collateral or of the perfection, status or priority of the Liens in the Collateral intended by the Security Documents to be created and maintained or to preserve or protect its interests and the interests of the Holders in the Collateral.

         If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three Business Days'
notice to the Issuer, the Trustee shall be entitled (but shall not be obligated)
to make such advance. Each such advance shall be reimbursed, with interest from the date such advance was made (at the rate then borne by the Notes), by the
Issuer, upon demand of the Trustee. Any funds advanced by the Trustee pursuant to this Section 10.03 for the preservation and maintenance of Collateral shall be secured obligations hereunder, secured by the security interest in the
Collateral pursuant to the Security Documents.

Section 10.04. Receipt of Funds Under Security Documents.

         The Trustee is authorized to receive any funds for the benefit of the
Holders distributed under the Security Documents and to make distributions of such funds to the Holders according to the provisions of this Indenture and the
Security Documents.

Section 10.05. Release of Collateral.

         Collateral may be released from the Lien of the Pledge Agreement in accordance with the provisions of the Pledge Agreement and any applicable provisions of any of the other Security Documents. The Trustee and each of the
Holders acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Pledge Agreement and any applicable provisions of any of the other Security Documents will not be deemed for any purpose to be an impairment of such Liens in contravention of the terms hereof or of the
Security Documents.

                                      -63-

         To the extent applicable, the Issuer shall cause TIA Section 314(d) to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by any Officer of the Issuer, provided that, to the extent required by
TIA Section 314(d), any such certificate or opinion shall be made by an
"independent appraiser" or other "expert" (as such terms are set forth in TIA
Section 314(d)).

Section 10.06. Intercreditor Agreement.

         The rights of the Trustee hereunder and under the Pledge Agreement with respect to the Collateral are subject to the terms of the Intercreditor
Agreement, and in the event of any conflict or inconsistency between the provisions of this Indenture or the Pledge Agreement and the provisions of the
Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

                                  ARTICLE 11.
                                  MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.02. Notices.

         Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier promising next Business Day delivery to the other's address:

         If to the Issuer:

                   National Energy & Gas Transmission, Inc.
                   7600 Wisconsin Avenue
                   Bethesda, Maryland 20814
                   Telecopier No.: (301) 280-6319
                   Attention:  Chief Financial Officer

         With a copy to:

                   Willkie Farr & Gallagher
                   787 Seventh Avenue
                   New York, New York 10019
                   Telecopier No.:  (212) 728-8111
                   Attention:  Cornelius T. Finnegan, III

                                      -64-

         and:

         If to the Trustee:

                   Wilmington Trust Company
                   Rodney Square North
                   110 North Market Street
                   Wilmington, Delaware 19890
                   Telecopier No.:  (302) 636-4145
                   Attention:  Corporate Trust Administration

         The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next
Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to the
Holder's address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the
Trustee, the Registrar and anyone else shall have the protection of TIA ss.
312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                                      -65-

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss.
314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, etc.

         No director, officer, employee, partner, member, manager, incorporator or stockholder of the Issuer or any of its Subsidiaries, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401
OF THE GENERAL OBLIGATIONS LAW) SHALL GOVERN AND BE USED TO CONSTRUE THIS
INDENTURE AND THE NOTES.

Section 11.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

                                      -66-

Section 11.10. Successors.

         All covenants and agreements of the Issuer in this Indenture and the
Notes shall bind its successors and assigns. All covenants and agreements of the
Trustee in this Indenture shall bind its successors and assigns.

Section 11.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and in lieu of such invalid, illegal or unenforceable provision, a new provision shall be inserted as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

Section 11.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                      [The next page is the signature page]

                                      -67-

                                   SIGNATURES

Dated as of __________, 2004

Issuer:

NATIONAL ENERGY & GAS TRANSMISSION, INC.

By:
     ------------------------------------------------
      Name:
      Title:

Trustee:

WILMINGTON TRUST COMPANY

By:
     ------------------------------------------------
      Name:
      Title:

      [ACKNOWLEDGMENTS TO BE ADDED]

                                   SCHEDULE A

                            UNRESTRICTED SUBSIDIARIES

USGen New England, Inc.

First Massachusetts Land Company, LLC

USGen Services Company, LLC

Peach IV Power LLC

Black Hawk Power Corporation

La Paloma Power, LLC

GenHoldings I, LLC

Osprey Power Corporation

Magnolia Power Corporation

Black Hawk Power Corporation

Peach I Power Corporation

Athens Generating Company, L.P.

Harquahala Power Corporation

Harquahala Generating Company, LLC

Covert Power Corporation

Covert Generating Company, LLC

Attala Power Corporation

Attala Generating Company, LLC

Attala Energy Company, LLC

NEGT Energy Trading Holdings, LLC

NEGT Energy Trading Holdings Corporation

NEGT Energy Trading - Gas Corporation

Parkhill Energy Management, Ltd. (Canada)

Virtual Credit Services, LLC

NEGT ET Investments Corporation

NEGT Energy Trading - Power, L.P.

NEGT ET Synfuel 166, LLC

NEGT ET Synfuel #2, LLC

NEGT International, Inc.

NEGT International Development Holdings, LLC

Gannet Power Corporation

Rocksavage Services I, Inc.

PG&E Overseas Holdings I, Ltd. (Cayman Islands)

PG&E Overseas Holdings II, Ltd. (Malaysia)

PG&E Corporation Australian Holdings Pty Ltd. (Australia)

PG&E Energy Trading Australia Pty Ltd. (Australia)

PG&E Corporation Australia Pty Ltd. (Australia)

Quantum Ventures

Energy Services Ventures, Inc.

Barakat & Chamberlin, Inc.

Altresco, Inc.

Berkshire Feedline Acquisition, L.P.

Berkshire Pittsfield, Inc.

Buckeye Power Corporation

Citrus Generating Company, L.P.

Colstrip Energy Limited Partnership

Cooper's Hawk Power Corporation

DPR, Inc.

Eucalyptus Power Corporation

Fellows Generating Company, L.P.

First Oregon Land Corporation

Gas Transmission Holdings Corporation

Gator Generating Company, L.P.

Heron Power Corporation

J Makowski Associates, Inc.

J Makowski Pittsfield, Inc.

JMC Altresco, Inc.

Loon Power Corporation

Mason Generating Company

Merlin Power Corporation

NEGT Acquisition Company, LLC

NEGT Overseas, Inc.

Okeelanta Power Limited Partnership

Pacific Gas Transmission International, Inc.

Pelican Power Corporation

Pittsfield Partners, Inc.

Spruce Power Corporation

Spruce Limited Partnership

                                      -2-

                                    EXHIBIT A

                      (Face of Secured Tranche B Term Note)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED
OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS
OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, AS MAY
BE REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES
OR ANY OTHER JURISDICTION.(1)

                      Secured Tranche B Term Note due 2011

No. __                                                   $____________________
                                                         CUSIP NO. 63580R AB 2

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.

promises to pay to _________, or registered assigns, the principal sum of
_______________ Dollars ($______________) as set forth on the reverse hereof.

Interest Payment Dates:  April 30 and October 31

Record Dates:  April 15 and October 15

Dated: __________________

NATIONAL ENERGY & GAS TRANSMISSION, INC.

By:
          ----------------------------------

This is one of the Secured
Tranche B Term Notes referred to in
the within-mentioned Indenture:

WILMINGTON TRUST COMPANY
as Trustee

By:
       -------------------------------------
       (Authorized Signatory)

---------------
(1) This legend should be imprinted only on Notes issued to Persons deemed to be
"underwriters" and ineligible to benefit from the Bankruptcy Code Section 1145 exceptions to the Securities Act registration requirements.

                                 (Back of Note)
                      Secured Tranche B Term Note due 2011

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE
EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT
TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO
A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.(2)

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. PRINCIPAL. National Energy & Gas Transmission, Inc., a Delaware corporation, or its successors (the "Issuer"), promises to pay the principal sum of ______
Dollars ($________) [or such other principal amount as shall be set forth in the
Schedule of Exchanges of Notes attached hereto(3)] on October 31, 2011.

         This Note is also subject to redemption as set forth in paragraphs 6, 7 and 8 of this Note.

2. INTEREST. The Issuer promises to pay interest in cash on the principal amount of this Note at a rate per annum equal to seven percent (7%), provided that, on either or both of the first two Interest Payment Dates, in lieu of payment in whole or in part of interest in cash on the Notes, the Issuer at its option may pay interest on the Notes, in whole or in part, at a rate per annum equal to nine percent (9%), through the issuance of additional Notes (`Secondary Notes")
in an aggregate principal amount equal to the amount of interest with respect to such Notes at the rate then applicable as a result of the payment of such interest by the issuance of Secondary Notes. All amounts not included in
Secondary Notes as a result of the rounding down to the nearest $1.00 of the principal amount thereof, as provided in the Indenture, shall not carry forward to a subsequent Interest Payment Date and shall be forever forfeited. The Issuer will pay interest in United States dollars (except in the case of payment of interest by the issuance of Secondary Notes as aforesaid) semiannually in arrears on the last day of each April and October, commencing on April 30, 2005, or if any such day is not a Business Day, on the next succeeding Business Day
(each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing
Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes

-----------------
(2)  This paragraph should be included only if the Note is issued as a Global
     Note.

(3)  The bracketed language should be included only if the Note is issued as a
     Global Note.

                                      A-2

pursuant to the Plan, in which case interest shall accrue from the Effective
Date of the Plan. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the then applicable interest rate on the
Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Notwithstanding the foregoing provisions, interest on the Notes shall not exceed the maximum rate permitted by law.

3. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the Interest
Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the
Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without The City of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the
Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest (except interest being paid by the issuance of Secondary Notes) on all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, except in the case of interest being paid by the issuance of Secondary Notes.

4. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee
under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

5. INDENTURE. The Issuer issued the Notes under an Indenture dated as of October
[13], 2004 (the "Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the
Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C.
ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and
Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are limited to $500,000,000 (plus the principal amount of any
Secondary Notes) in aggregate principal amount, except as otherwise provided in the Indenture.

6. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) below, the Notes shall not be redeemable at the Issuer's option prior to October 31, 2007. Thereafter, the
Notes shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October
31, of the years indicated below:

                                      A-3

YEAR                                                                  PERCENTAGE
2007 ...............................................................   103.50%
2008 ...............................................................   101.75%
2009 and thereafter ................................................   100.00%

         (b) Notwithstanding foregoing, at any time within 75 days after the date as of which the Issuer has knowledge of the occurrence of a Change of
Control, the Issuer may, but shall in no event be required to, redeem 100% but not less than 100% of the outstanding Notes at a redemption price equal to 101%
of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the redemption date.

7. REDEMPTION OUT OF EXCESS CASH FLOW. The Notes are subject to mandatory redemption by the Issuer on April 30 and October 31 of each year (or, if financial statements for the period ended on the preceding December 31 or June
30, as the case may be, have not been provided to the Trustee pursuant to
Section 4.03 of the Indenture, on the date that is 30 days after the date of delivery of such financial statements), with the first such payment to be made on April 30, 2005 out of Excess Cash Flow at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date. Notwithstanding the foregoing, the Issuer shall not be required to redeem Notes pursuant to this paragraph 7 on any such date out of Excess Cash Flow that is less than $1,000,000. Any redemption of Notes pursuant to this paragraph 7 shall be made on a pro rata basis (based on principal amounts outstanding) with any redemption of Tranche A
Notes then required to be made pursuant to Section 3.08 of the Tranche A
Indenture.

8. REDEMPTION OUT OF NET PROCEEDS OF PRINCIPAL ASSET SALES. The Notes are
subject to mandatory redemption by the Issuer within 30 days after the receipt by the Issuer of Net Proceeds from any Principal Asset Sale, after application of such Net Proceeds first to the payment of any unpaid fees and expenses of the
Collateral Agent under the Intercreditor Agreement and then to the payment of all amounts then required to be paid pursuant to any New Credit Facility (but without being required hereby to effect a permanent reduction of the commitment under such facility), second to fund Cash on Hand and third to the payment of any unpaid fees and expenses of the Trustee under the Indenture. The Notes shall be so redeemed upon not less than 10 nor more than 20 days' notice at a redemption price equal to the principal amount thereof to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date.
Notwithstanding the foregoing provisions, (i) if the Issuer receives Net
Proceeds from a Principal Asset Sale on or prior to the Initial Distribution
Date (as such term is defined in the Plan), the date by which the redemption required hereby as a result of the receipt of such Net Proceeds shall occur shall be 30 days after such receipt or, if later, the date that is 15 days after the Initial Distribution Date; (ii) the Issuer shall not redeem Notes pursuant to this paragraph 8 unless it has theretofore redeemed, or redeems concurrently with a redemption of Notes pursuant to this paragraph 8, all of the outstanding
Tranche A Notes pursuant to and in accordance with the provisions of Section
3.09 of the Tranche A Indenture; and (iii) the Issuer shall not be required to redeem Notes pursuant to this paragraph 8 out of Net Proceeds of any Principal
Asset Sale (except following the final distribution of such Net Proceeds) that are received subsequent to the initial receipt of Net Proceeds from such Asset
Sale unless such

                                      A-4

subsequently received Net Proceeds, together with all other Net Proceeds not theretofore applied pursuant to this paragraph 8, exceed $1,000,000.

         The Issuer shall not be required to make mandatory redemption payments
(except pursuant to paragraph 7 above or this paragraph 8) or sinking fund payments with respect to the Notes.

9. NOTICE OF REDEMPTION. Except as otherwise provided in paragraph 8 above, notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a
Holder are to be redeemed. On and after the redemption date, interest, if any, ceases to accrue on the Notes or portions thereof called for redemption, unless the Issuer defaults in making such redemption payment.

10. PURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control of which the Issuer has knowledge, each Holder shall have the right to require the
Issuer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the
"Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof to the date of purchase. Within 30 days after the date as of which the Issuer has knowledge of the occurrence of a Change of
Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control and offering to purchase Notes on the date specified in such notice. The notice shall contain all instructions and information necessary to enable Holders to tender Notes pursuant to the Change of Control Offer, pursuant to the procedures required by the Indenture.

         Notwithstanding the foregoing provisions, the Issuer shall not be required (i) to make a Change of Control Offer if prior to the date as of which the Issuer would otherwise be required to mail such notice the Issuer has given or caused to be given a notice of redemption of the Notes pursuant to subparagraph (b) of paragraph 6 above or (ii) to purchase Notes pursuant to any such notice of a Change of Control Offer if the Issuer shall redeem the Notes pursuant to such subparagraph. The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of
Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes or during the period between a record date and the corresponding

                                      A-5

Interest Payment Date. Definitive Notes (other than Secondary Notes) shall be in denominations of $1,000 and integral multiples thereof, except as otherwise permitted pursuant to Section 2.01(b) or 2.06(d)(ix) of the Indenture. Nothing
in the Indenture or the Notes shall prevent or be deemed to prevent Participants or Indirect Participants from holding beneficial interests in a Global Note in denominations of $1.00 or integral multiples thereof, provided that each Note or
Notes issued upon any registration of transfer or exchange of any Note (other than Secondary Notes), or pursuant to Section 2.10, Section 3.06 or 3.10(g) of the Indenture, shall be issued in denominations of $1,000 or integral multiples thereof, except that not more than one (1) new Note so being issued in respect of the Note being surrendered (the "surrendered Note") may be in a denomination that is not $1,000 or an integral multiple thereof. Notes (other than Secondary
Notes) may not be surrendered for combination into a Note with a principal amount that is not $1,000 or an integral multiple thereof.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture and the Notes relating to record dates for the payment of interest.

13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the
Indenture and the Notes may be amended or supplemented with the consent of the
Holders of at least a majority in principal amount of the Notes then outstanding
(including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default (other than a
Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the
Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption and discharge of the Issuer's obligations to Holders in the case of a merger or consolidation pursuant to
Article 5 of the Indenture; to make changes in the Security Documents determined by the Issuer to be necessary or appropriate in connection with the execution and delivery by the Issuer of the initial New Credit Facility, subject to certain limitations set forth in the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

14. DEFAULTS AND REMEDIES. Events of Default include (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure of the
Issuer for 30 days after notice to comply with Section 4.15 or Article 5 of the
Indenture; (iv) failure of the Issuer for 45 days after notice to comply with any of its other agreements in the Indenture, the Notes or the Security
Documents; or any of the representations and warranties made by the Issuer in the Pledge Agreement or the Intercreditor Agreement shall have been untrue in any material respect when made; (v) (x) an

                                      A-6

event of default under any New Credit Facility under which Indebtedness outstanding, together with any additional amount that may be borrowed thereunder, aggregates at the time of determination at least $10 million in principal amount, and such event of default continues for thirty 30 days; or (y)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guarantied by the Issuer or any of its Restricted Subsidiaries) (other than, in each such case, Non-Recourse Debt), or Indebtedness referred to in item
(xvi) of the second paragraph of Section 4.09 of the Indenture), whether such
Indebtedness or Guaranty now exists or is created after the date of the
Indenture (but not including Indebtedness referred to in item (x) of this clause
(v), which default referred to in this item (y) is caused by a failure to pay principal at final maturity or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such
Indebtedness, together with the principal amount of any other such Indebtedness the Stated Maturity of which has been so accelerated, aggregates $10 million or more; (vi) failure by the Issuer or its Significant Subsidiaries to pay final judgments (not subject to appeal) aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 45 days after the same have become final; or (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries or any group of
Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or failure of the Trustee to have a valid and perfected Lien on any Collateral, subject only to Permitted Liens.

15. INTERCREDITOR AGREEMENT. This Note is subject to the terms of the
Intercreditor Agreement, and in the event of any conflict or inconsistency between the provisions of this Note and the provisions of the Intercreditor
Agreement, the provisions of the Intercreditor Agreement shall control.

16. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer, its Subsidiaries or Affiliates, and may otherwise deal with the
Issuer, its Subsidiaries or Affiliates, as if it were not the Trustee.

17. NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner, member, manager, incorporator or stockholder of the Issuer or any of its Subsidiaries or
Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                                      A-7

20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on
Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         National Energy & Gas Transmission, Inc.
         7600 Wisconsin Avenue
         Bethesda, Maryland 20814
         Attention: Secretary

                  [Balance of page intentionally remains blank]

                                      A-8

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's Soc. Sec. or Tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for it.

--------------------------------------------------------------------------------

Date: ____________________________

Your Signature:________________________________
(Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee*:

* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to, and in the name of, the registered holder.

                                      A-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the following box. [ ]

         If you want to elect to have only part of the Note purchased by the
Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _________________________    Your Signature:
                                                   --------------------------
                                                   (Sign exactly as your name
                                                   appears on the Note)

                                   Tax Identification No.: ____________________

                                   Signature Guarantee.*

*   Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions)
    with membership or participation in an approved signature guarantee medallion program if this Note is to be delivered other than to, and in the name of, the registered holder.

                                      A-10

                        SCHEDULE OF EXCHANGES OF NOTES(4)

         THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES
HAVE BEEN MADE:

--------------------------------------------------------------------------------------------------------------------------

                                                                           Principal Amount of
                        Amount of decrease in      Amount of increase in   this Global Note        Signature of authorized
                        Principal Amount of        Principal Amount of     following such          signatory of Trustee or
   Date of Exchange     this Global Note           this Global Note        decrease (or increase)  Note Custodian
   ----------------     ----------------           ----------------        ----------------------  --------------
--------------------------------------------------------------------------------------------------------------------------

-----------------
(4)  This should be included only if the Note is issued as a Global Note.

                                      A-11

                                                            DRAFT AS OF 06.21.04

                                    EXHIBIT B
                                    ---------
********************************************************************************

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

                                PLEDGE AGREEMENT

                              Dated as of ___, 2004

                      SECURED TRANCHE B TERM NOTES DUE 2011

********************************************************************************

                                        i

SCHEDULE A                           Issuers
SCHEDULE B                           Pledged Equity Interests
SCHEDULE C                           Filings

EXHIBIT A                            Form of Pledge Supplement
EXHIBIT B                            Form of Irrevocable Proxy
EXHIBIT C                            Form of Partnership/Limited Liability
                                     Company/Stock/Trust Power

                                       ii

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated as of __________, 2004 (this "Agreement") between
NATIONAL ENERGY & GAS TRANSMISSION, INC., a Delaware corporation (the
"Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the within-mentioned Indenture.

     Pursuant to an Indenture dated as of the date hereof (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the
"Indenture") between the Company and Wilmington Trust Company, as trustee (the
"Trustee"), the Company has authorized the issuance of up to $500,000,000 principal amount of its Secured Tranche B Term Notes due 2011 (the "Notes").

     Pursuant to an Indenture dated as of the date hereof (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the
"Tranche A Indenture") between the Company and The Bank of New York, as trustee
(the "Tranche A Trustee"), the Company has authorized the issuance of up to
$500,000,000 principal amount of its Secured Tranche A Term Notes due 2011 (the
"Tranche A Notes").

     To induce the holders of the Notes to accept such Notes upon their issuance under the Indenture, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured
Obligations (as hereafter defined).

     Concurrently with the execution and delivery of this Agreement, the Company is entering into a Pledge Agreement with the Tranche A Trustee pursuant to which the Company agrees to pledge and grant a security interest in the Collateral as security for the Secured Obligations (as such term is defined in the Tranche A
Pledge Agreement, as defined below) (such Pledge Agreement, as the same may be amended, supplemented or otherwise modified and in effect form time to time, the
"Tranche A Pledge Agreement").

     Concurrently with the execution and delivery of this Agreement, the Company is entering into a Collateral Agency and Intercreditor Agreement (as such term is defined in the Indenture), which provides for, among other things, the relative priorities of the pledges and security interests created pursuant to this Agreement and the Tranche A Pledge Agreement and the pledges and security interests securing certain other obligations of the Company.

     Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Terms used but not defined herein have the respective meanings assigned to such terms in the Indenture. In addition, as used herein:

     "Collateral" has the meaning ascribed thereto in Section 3.01 hereof.

     "Collateral Agent" has the meaning set forth in the Intercreditor
Agreement.

     "Deposited Funds" has the meaning ascribed thereto in Section 5.03 hereof.

     "Issuers" means (i) the Persons identified on Schedule A hereto and (ii)
any other Person (x) incorporated or formed as a Restricted Subsidiary of the
Company, or that first became a Restricted Subsidiary of the Company, after the date hereof and (y) that has total assets as of the last day of any fiscal quarter of the Company with a fair market value (determined in good faith by the
Board of Directors) in excess of $500,000, provided that a Restricted Subsidiary of the Company incorporated or formed after the date hereof pursuant to or in connection with a transaction provided for in an IPP Sale Agreement shall not be an Issuer for purposes of this Agreement, provided further that any Restricted
Subsidiary referred to in this proviso shall become an Issuer for purposes of this Agreement if, as a result of any change in or the termination of such IPP
Sale Agreement, such Subsidiary shall have no further role in the transactions provided for in such Agreement.

     "Pledge Supplement" means any supplement to this Agreement in substantially the form of Exhibit A hereto.

     "Pledged Equity Interests" means all Pledged Stock, Pledged LLC Interests,
Pledged Partnership Interests and Pledged Trust Interests.

     "Pledged LLC Interests" means all interests in any Issuer that is a limited liability company, including, without limitation, all limited liability company interests listed on Schedule B hereto (as such schedule may be amended or supplemented from time to time) and the certificates representing such limited liability company interests and any interest of the Company in entries on the books and records of such limited liability company in respect of such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests, together with all voting rights and powers and other incidents of ownership appertaining to such limited liability company interests.

     "Pledged Partnership Interests" means all interests in any Issuer that is a general partnership, limited partnership, limited liability partnership or other partnership, including, without limitation, all partnership interests listed on
Schedule B hereto (as such schedule may be amended or supplemented from time to time) and the certificates representing such partnership interests and any interest of the Company in entries on the books and records of such partnership in respect of such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests, together with all voting rights and powers and other incidents of ownership appertaining to such partnership interests.

     "Pledged Stock" means all shares of capital stock of any Issuer that is a corporation, including, without limitation, all shares of capital stock described on Schedule B hereto (as such schedule may be amended or supplemented from time to time), and the certificates representing such shares and any interest of the Company in entries on the books of such corporation in respect of such shares and all dividends, distributions, cash, warrants, rights,

                                      B-2

options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, together with all voting rights and powers and other incidents of ownership appertaining to such shares.

     "Pledged Trust Interests" means all interests in any Issuer that is a
Delaware business trust or other trust, including, without limitation, all trust interests listed on Schedule B hereto (as such schedule may be amended or supplemented from time to time), but not including any trust established pursuant to the Plan, and the certificates representing such trust interests and any interest of the Company in entries on the books and records of such trust in respect of such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests, together with all voting rights and powers and other incidents of ownership appertaining to such trust interests.

     "Secured Obligations" means, collectively, (i) all present and future obligations of the Company under the Indenture and the Notes, including in respect of the principal of, and interest (including interest accruing after the occurrence and continuance of any Default, whether or not a claim for post-filing or post-petition interest is allowed or allowable under applicable law following the institution of any Insolvency or Liquidation Proceeding) and premium, if any, on, the Notes, purchase price of the Notes, fees, reimbursement and indemnification obligations (including fees and expenses of the Trustee payable under the Indenture and the Security Documents) and all other amounts outstanding under the Indenture or the Notes (including all such amounts which would become due but for the operation of the automatic stay under Section
362(a) of the United States Bankruptcy Code or the operation of Sections 502(b)
and 506(b) of the United States Bankruptcy Code), and (ii) all present and future obligations of the Company under this Agreement or the other Security
Documents, in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time.

     "Trust Moneys" means all cash or cash equivalents received by the Trustee hereunder in respect of the Collateral (i) in exchange for the release of
Collateral from the Lien of this Agreement, (ii) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the
Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Agreement or the other Security Documents or otherwise or (iii) otherwise as security for the
Secured Obligations.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose law governs the document in which such term is used and/or the rights thereunder.

     Section 2. Representations and Warranties. The Company represents and warrants to the Trustee that:

          (a) Organization, Etc. The Company is (i) a corporation duly organized and validly existing and in good standing under the laws of the State of
     Delaware and has full power and authority, and holds all requisite governmental licenses, permits and other approvals, necessary to enter into and perform its

                                      B-3

     obligations under this Agreement, (ii) duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iii) has the requisite power and authority to own the
     Pledged Equity Interests.

          (b) Due Authorization, Non-Contravention, Etc. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and do not contravene any contractual restriction, court decree or order or law or governmental regulation, in each case binding on the Company.

          (c) Governmental Approvals, Etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the grant by the Company of the security interest granted hereby or the due execution, delivery or performance by the Company of this
     Agreement other than (i) filings and recordings in respect of the Liens created hereunder, (ii) those that have been, or on the date of this
     Agreement will be, duly obtained or made and will be in full force and effect, (iii) those required under applicable securities laws in connection with a disposition of Collateral and (iv) those necessary in connection with any transaction contemplated by Section 4(k) hereof.

          (d) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors'
     rights generally or by general principles of equity.

          (e) Ownership. The Company is the sole legal, record and beneficial owner of the Collateral existing on the date hereof in which it purports to grant a security interest pursuant to Section 3.01 hereof, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists or will exist in favor of any other
     Person), except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Pledged
     Equity Interests and made or consented to by the Company, or of which the
     Company otherwise has knowledge, is on file in any recording office, except such as may have been filed in favor of the Trustee, the Tranche B Trustee, any lender or agent under a New Credit Facility or the Collateral Agent.

          (f) Pledged Equity Interests. The Pledged Equity Interests identified on Schedule B hereto constitute, on the date hereof, all of the issued and outstanding shares of capital stock or other ownership interests of any class or character of the Issuers identified on Schedule A hereto, and
     Schedule B correctly sets forth, as at the date hereof, the information called for by such Schedule with respect to all such Pledged Equity
     Interests. There are no outstanding voting

                                      B-4

     agreements with respect to any Pledged Equity Interests. The Issuers do not have outstanding (i) any securities convertible into or exchangeable for their Equity Interests, or (ii) any rights to subscribe for or to purchase, or any options, warrants or other rights to acquire, Equity Interests or securities convertible into or exchangeable or exercisable for Equity
     Interests, and there are no agreements, arrangements or understandings to which the Company is a party providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any Equity Interests.

          (g) Perfection and Priority. The security interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Trustee, for the ratable benefit of the Holders, in the Collateral existing as of the date hereof for which perfection is governed by the Uniform Commercial Code upon (i) the completion of the filings and other actions specified on Schedule C hereto (which have been delivered to the Trustee in completed form) and (ii) proof of the delivery to the Trustee of each Security Certificate described in Section 2(i)
     below, in each case together with an executed irrevocable proxy (in the form of Exhibit B hereto) and an undated partnership/limited liability company/stock/trust power executed in blank (in the form of Exhibit C hereto). Such security interest will be prior to all other Liens on the
     Collateral except for Permitted Liens which have priority over the Lien of this Agreement by operation of law or otherwise as permitted under the
     Indenture or the Intercreditor Agreement.

          (h) Chief Executive Office. On the date hereof, the location of the
     Company's chief executive office, where the Company maintains its records relating to the Pledged Equity Interests, is 7600 Wisconsin Avenue,
     Bethesda, Maryland 20814.

          (i) Governed by Article 8. Each of the Pledged Equity Interests
     existing as of the date hereof is represented by a Security Certificate (as defined in Section 8-102(a)(16) of the UCC) in registered form (the transfer of which may be registered upon books maintained by the Issuer thereof) and by its terms (as evidenced by a legend attached to such
     Security Certificate and, in the case of an Issuer that is a partnership or a limited liability company, in the organizational documents pursuant to which such Equity Interest is issued) provides that it is a security governed by Article 8 of the UCC.

          (j) No Defense; Total Pledged Equity Interests The Pledged Equity
     Interests are not subject to any defense, offset or counterclaim, nor, to the knowledge of the Company, has any of the foregoing been asserted or alleged against it by any Person. There are no certificates, instruments, documents or other writings (other than the organizational documents of the
     Issuers) of any Issuer which evidence any Pledged Equity Interests of such
     Issuer other than the Security Certificates evidencing the Pledged Equity
     Interests, the originals of which are being delivered to the Trustee on the date hereof.

                                      B-5

     Section 3. Security Interest.

     3.01 Grant of Security Interest. As collateral security for the payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and grants to the Trustee, for the ratable benefit of the Holders, as hereinafter provided, a continuing lien on and continuing security interest in all of the Company's right, title and interest in, to and under to the following property, whether now owned by the
Company or hereafter acquired and whether now existing or hereafter coming into existence (collectively the "Collateral"):

          (a) all Pledged Equity Interests;

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity Interests, or representing a distribution or return of capital upon or in respect of the Pledged Equity Interests, or resulting from a split-up, combination, reclassification or other like change of the Pledged Equity Interests or otherwise received in exchange therefor;

          (c) without limiting the general applicability of subsections (a) and
     (b) above, in the event of any consolidation or merger in which any Issuer is not the surviving entity, all ownership interests held by the Company of any class or character in the successor entity formed by or resulting from such consolidation or merger;

          (d) all payments due or to become due to the Company in respect of such Pledged Equity Interests, whether under the constitutive documents of any Issuer or otherwise;

          (e) all of the Company's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under the constitutive documents of any Issuer or at law or otherwise, in each case in respect of such Pledged Equity Interests;

          (f) all of the Company's rights under the constitutive documents of any Issuer or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Company relating to the Pledged
     Equity Interests, including any power to terminate, cancel or modify the constitutive documents of any Issuer, to execute any instruments and to take any and all other action on behalf of and in the name of any Issuer in respect of the Pledged Equity Interests and to make determinations, to exercise any election (including, but not limited to, election of remedies)
     or option or to give or receive any notice, consent, amendment, waiver or approval in respect thereof, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Pledged Equity Interests, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (g) all interests in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such interests and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

                                      B-6

          (h) all proceeds of and to any of the property described in any of subsections (a) through (g) above (including all Trust Moneys) and, to the extent related to any property described in any such subsection or such proceeds, all books and other papers in the possession or under the control of the Company, including, without limitation, proceeds as defined in
     Section 9-102(a)(64) of the Uniform Commercial Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          3.02 Company Remains Liable. Anything contained herein to the contrary notwithstanding:

          (a) The Company shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership
     Interest or Pledged LLC Interest or any other agreement of the Company relating to the Collateral, to the extent set forth herein or therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Trustee of any of its rights hereunder shall not release the Company from any of its duties or obligations under any such agreement; and

          (c) neither the Trustee nor any Holder, nor any purchaser at a foreclosure sale under this Agreement, shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC
     Interest or any other agreement of the Company relating to the Collateral by reason of this Agreement, nor shall the Trustee or any Holder or any such purchaser be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment thereunder.

          Section 4. Certain Covenants and Agreements. The Company hereby covenants and agrees that:

          (a) without the prior written consent of the Trustee, it shall not vote or consent or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other constitutive documents of any Issuer in any way that changes the rights of the Company with respect to any Pledged
     Equity Interests or adversely affects the validity, perfection or priority of the Trustee's security interest therein and, without limiting the foregoing, no such amendment or termination shall be made unless the
     Company provides at least 30 days' prior written notice of such proposed amendment or termination to the Trustee, (ii) permit any issuer of any
     Pledged Equity Interest to issue to any Person other than the Company any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of

                                      B-7

     purchase or exchange for any stock or other equity interest of any nature of such Issuer, (iii) other than as permitted under the Indenture or this
     Agreement, permit any Issuer to dispose of all or a material portion of its assets or (iv) waive any default under or breach of any terms, in each case which would adversely affect the validity, perfection or priority of the
     Trustee's security interest hereunder, of any constitutive document relating to the issuer of any Pledged Equity Interest;

          (b) without the prior written consent of the Trustee, it shall not permit any Issuer to merge or consolidate unless (i) at least 10 days'
     prior written notice thereof is provided to the Trustee and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Person;

          (c) in the event that it acquires rights in any Pledged Equity
     Interests after the date hereof, it shall (A) cause each such Pledged
     Equity Interest to be represented by a Security Certificate (as defined in
     Section 8-102(a)(16) of the UCC) in registered form (the transfer of which may be registered upon books maintained by the Issuer thereof), and such
     Security Certificate shall by its terms (as evidenced by a legend attached to such Security Certificate and, in the case of an Issuer that is a partnership or a limited liability company, in the organizational documents pursuant to which such Equity Interest is issued) expressly provide that it is a security governed by Article 8 of the UCC, (B) deliver to the Trustee such Security Certificates and file appropriate financing statements that are necessary to perfect the security interest granted in such Pledged
     Equity Interests and (C) deliver to the Trustee a completed Pledge
     Supplement with respect to such Pledged Equity Interests; notwithstanding the foregoing, except in the case of a transaction contemplated by Section
     4(k) hereof, the security interest of the Trustee shall attach to all
     Pledged Equity Interest immediately upon the Company's acquisition of rights therein and shall not be affected by the failure of the Company to deliver any such supplement;

          (d) in the event that the Company receives any dividends, interest or distributions on any Pledged Equity Interests, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any
     Issuer, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without, except in the case of a transaction contemplated by Section 4(k)
     hereof, further action and (b) the Company shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Trustee over the same, and pending any such action the Company shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Trustee and shall segregate the same from all other property of the Company; notwithstanding the foregoing, (1) so long as no Event of
     Default shall have occurred and be continuing, the Company shall have the right to retain and utilize in its business all ordinary cash dividends and distributions paid in the normal course of the business of the applicable
     Issuer; and (2) the Company shall have the right to apply, or make available for application, all dividends or distributions received by the
     Company

                                      B-8

     which constitute Net Proceeds of a Principal Asset Sale to the payments required by Section 3.09 of the Indenture in the priority set forth therein.

          (e) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged
     Partnership Interests or Pledged LLC Interests and shall enforce all of its material rights with respect to any such Interests;

          (f) it will defend the Pledged Equity Interests against the claims and demands of all Persons (other than holders of Permitted Liens) claiming an interest in any of the Pledged Equity Interests; except for Permitted
     Liens, it shall discharge or cause to be discharged all Liens on any or all of the Pledged Equity Interests and shall not permit additional Liens to be incurred on the Pledged Equity Interests;

          (g) without the prior written consent of the Trustee, it shall not withdraw as a partner or member of any Issuer if such withdrawal would materially and adversely affect the value of the Collateral;

          (h) it shall cause each Issuer to consent to the grant by the Company to the Trustee of a security interest in the Pledged Equity Interests issued by such Issuer and, without limiting the foregoing, to consent to the transfer of any such Pledged Partnership Interest or Pledged LLC
     Interest to the Trustee or its nominee following the occurrence and continuance of an Event of Default and to the substitution of the Trustee or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto;

          (i) so long as no Event of Default shall have occurred and be continuing:

               (i) except as otherwise provided in subsection (a) or (b) of this
          Section 4 or Section 8.01(a) hereof, the Company shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not violating the terms of this Agreement or the Indenture; provided that the Company shall exercise or refrain from exercising any such right if the Trustee (which may act in its reasonable judgment or at the direction of the Holders of not less than a majority in aggregate principal amount of the then outstanding
          Notes) shall have notified the Company that such action would have a material adverse effect on the value of the Pledged Equity Interests or any part thereof; and provided further that the Company shall give the Trustee at least five (5) Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by the Company of any Pledged Stock for, or the Company's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor the Company's consent to or approval of any action otherwise permitted under this Agreement or the Indenture, shall be deemed to

                                      B-9

          violate the terms of this Agreement within the meaning of this Section
          4(i), and no notice of any such voting or consent need be given to the
          Trustee; and

               (ii) the Trustee shall promptly execute and deliver (or cause to be executed and delivered) to the Company all proxies, and other instruments as the Company may from time to time reasonably request for the purpose of enabling the Company to exercise voting and other consensual rights when and to the extent to which it is entitled to exercise such rights pursuant to clause (i) above;

          (j) upon the occurrence and during the continuance of an Event of
     Default:

               (i) all rights of the Company to exercise or refrain from
          exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon during any such period have the sole right to exercise such voting and other consensual rights; and

               (ii) in order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto, the Company shall promptly execute and deliver (or cause to be executed and delivered) to the Trustee all proxies, orders and other instruments as the Trustee may from time to time reasonably request for any such purpose;

          (k) if the Company shall acquire Pledged Equity Interests referred to in clause (ii) of the definition of the term "Issuers" contained in Section
     1 hereof, it shall, if it does not own directly all of the issued and outstanding Voting Stock of the Issuer of such Pledged Equity Interests, cause the Subsidiaries of the Company that own, directly or indirectly, such Voting Stock to become parties to this Agreement or a supplement hereto and to execute such other documents and instruments, and take such action, as shall be necessary to effect the pledge of and security interest in such Pledged Equity Interests provided for in this Agreement, and this
     Agreement, as so supplemented, may provide for changes hereto necessary if any such Pledged Equity Interests represent less than all of the outstanding Voting Stock of the Issuer;

          (l) it shall not, without the prior written consent of the Trustee, execute or file in any public office or consent to the execution of or filing of any enforceable financing statement or statements covering any or all of the Pledged Equity Interests, except financing statements filed or to be filed in favor of the Trustee, the Tranche A Trustee as secured party or any agent or holder of obligations under any New Credit Facility;

          (m) it shall give the Trustee prompt notice of any written claim relating to title to the Pledged Equity Interests of which it has actual knowledge; it shall deliver to Trustee a copy of each other written demand, notice or document received by it which could reasonably be expected to adversely affect the Trustee's interest in the Pledged Equity Interests promptly upon, but in any event within 5 Business Days after, its receipt thereof;

          (n) it shall, promptly upon obtaining actual knowledge of any action, suit or proceeding at law or in equity by or before any governmental authority pending or

                                      B-10

     threatened against it with respect to the Pledged Equity Interests, which could reasonably be expected to result in a material adverse effect on such
     Pledged Equity Interests, the Issuer thereof or the Company, the value of such Pledged Equity Interests or the rights and remedies of the Trustee hereunder, or upon becoming aware of any failure to comply with the terms and conditions of any governmental approval applicable to the Company or any Issuer which could reasonably be expected to result in a material adverse effect on the Pledged Equity Interests, the Issuer thereof or the
     Company, the value of such Pledged Equity Interests or the rights and remedies of the Trustee hereunder, furnish to the Trustee a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

          (o) it shall not (A) sell, assign, convey, transfer (by operation of law or otherwise) or otherwise dispose of, or consent to the sale, assignment, conveyance, transfer or other disposition of any Pledged Equity
     Interest, except as permitted by the Indenture or the Security Documents, or (B) create or suffer to exist any Lien upon or with respect to any
     Pledged Equity Interest or consent to the creation or existence of any Lien on the Pledged Equity Interest, except for the pledge, hypothecation and security interest created by this Agreement, the Tranche A Pledge Agreement and the other Security Documents or by any New Credit Facility; and

          (p) it shall cause the Pledged Equity Interests to constitute at all times not less than the entire partnership, membership or other ownership interests of each Issuer, as applicable, and it shall not permit (i) any partnership, membership or other ownership interest of any Issuer to be deemed an investment company security (as defined in Section 8-103(b) of the UCC) or (ii) any Issuer to issue additional partnership, membership or other ownership interests at any time (whether or not certificated), except in any such case as contemplated by Section 4(k) of this Agreement.

          Section 5. Declaration of Trust; Other Provisions Concerning the
                     Collateral.

          5.01 Declaration and Acceptance of Trust. The Trustee hereby declares, and the Company agrees, that the Trustee holds Liens on the Collateral as secured party in trust under this Agreement for the ratable benefit of the
Holders, with no preference, priority or distinction of any Holder over any other Holder by reason of difference in time of issuance of the Notes or otherwise. The Company, by executing and delivering this Agreement, and each
Holder, by acceptance of its Notes and the benefits of this Agreement, (i)
grants to the Trustee all rights and powers necessary for the Trustee to perform its obligations hereunder and under applicable law, (ii) confirms that the
Trustee shall have the authority, subject to the terms of the Indenture and the
Security Documents and applicable law, to enforce any remedies under or with respect to this Agreement, to give or withhold any consent or approval relating to any Collateral, the Liens thereon or this Agreement or any obligations with respect thereto and otherwise to take any action on behalf of the Holders contemplated in this Agreement or under applicable law and (iii) agrees that, except as provided in the Indenture, such Holder shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Liens thereon.

                                      B-11

          5.02 Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, then, upon three Business Days' notice to the Company, the Trustee shall be entitled (but shall not be obligated) to make such advance. Each such advance shall be reimbursed, with interest from the date such advance was made at the rate per annum then borne by the Notes, by the Company, upon demand by the Trustee, and if the Company fails to comply with any such demand, out of Trust Moneys. Any funds advanced by the Trustee pursuant to this Section 5.02 for the preservation or maintenance of Collateral shall be Secured Obligations hereunder.

          5.03 Release of Collateral.

               (a) Limitations upon Releases by Trustee. The Trustee shall not release Collateral from the Lien of this Agreement unless such release is in accordance with the provisions of this Section 5.03 and, to the extent applicable, Section 314(d) of the TIA.

               (b) Full Release of Collateral. The Company shall be entitled to obtain a full release of all of the Collateral (except for Collateral consisting of funds deposited or segregated in satisfaction of the requirements of Section 2.04 and Article 8 of the Indenture
          ("Deposited Funds"), as to which Collateral the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture) from the Lien of this Agreement upon compliance with all of the conditions precedent set forth in such Article 8 for satisfaction and discharge of all of the Company's obligations under the Indenture or for the creation of a defeasance trust with respect to the Company's obligations under the Indenture. Upon delivery by the
          Company to the Trustee of an Officers' Certificate and an Opinion of
          Counsel, each to the effect that all of the applicable conditions precedent and other requirements described above have been complied with, the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral (except for Collateral consisting of Deposited Funds, as to which Collateral the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture), and the Trustee shall deliver to the Company any such Collateral in its possession so to be released and reconveyed.

               (c) Release upon Asset Sale. So long as no Event of Default has occurred and is continuing at the time of any Asset Sale, upon any
          Asset Sale effected in compliance with the provisions of the
          Indenture, Collateral which is the subject of such sale shall be released from the Lien of this Agreement in accordance with the provisions of the Indenture, this Agreement and the TIA. In such event, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release required to effect the release of such Collateral upon (i) delivery by the
          Company to the Trustee of an Officers' Certificate setting forth the aggregate amount of the Net Proceeds to be received upon such Asset
          Sale, (ii) in the case of a Principal Asset Sale, receipt by the
          Trustee of such Net Proceeds to be held as Trust Moneys hereunder and
          (iii) the delivery by the Company to the Trustee of an Officers'
          Certificate and an

                                      B-12

          Opinion of Counsel, each to the effect that all of the applicable conditions precedent and other requirements of the Indenture and this
          Agreement in connection with such Asset Sale have been complied with and, in the case of such Opinion of Counsel with respect to a
          Principal Asset Sale, that all action has been effected as shall be necessary to create, perfect and make enforceable a Lien under this
          Agreement on any other consideration constituting Collateral and required hereby to be delivered to the Trustee in connection with such
          Asset Sale. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to deliver to the Trustee as Collateral any proceeds of any Asset Sale that do not constitute
          Net Proceeds, and any such other proceeds may be retained by or delivered to or upon the order of the Company, unless such other proceeds shall thereafter become Net Proceeds, in which event they shall be delivered to the Trustee as Collateral.

          5.04 Purchaser Protected. In no event shall any purchaser in good faith of any Collateral purported to be released from the Lien created hereby be bound to ascertain the authority of the Trustee to execute any such release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted by Section 5.03 hereof to be sold be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

          5.05 Powers Exercisable by Receiver or Trustee. If the Collateral
shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in Section 5.03 hereof upon the Company with respect to the release, sale or other disposition of Collateral may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of such Section 5.03.

          Section 6. Filings, Perfection, Etc. In furtherance of the grant of the pledge and security interest made pursuant to Section 3 hereof, the Company hereby agrees with the Trustee that the Company will at its expense:

          (a) prior to or concurrently with the execution and delivery of this
     Agreement, (i) file such financing statements and other documents in such offices as shall be necessary or desirable (or as the Trustee may reasonably request) to perfect the security interests granted or purported to be granted by this Agreement, (ii) deliver to the Trustee all certificates identified on Schedule B hereto evidencing Pledged Equity
     Interests, accompanied by an executed irrevocable proxy and an undated stock or other powers duly executed in blank (in the forms of Exhibits B and C attached hereto), and (iii) deliver to the Trustee an Officers'
     Certificate and an Opinion of Counsel to the effect that all actions necessary to perfect the Lien of the Trustee in the Collateral in existence on the date hereof have been duly effected in accordance with the provisions of Articles 8 and 9 of the Uniform Commercial Code and other applicable law;

                                      B-13

          (b) if any other shares, securities, moneys or property pledged by the
     Company under Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Trustee such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock or other powers duly executed in blank), all of which thereafter shall be held by or for the benefit of the Trustee pursuant to the terms of this
     Agreement as part of the Collateral or (y) take such other action as shall be necessary or appropriate to duly perfect the security interests created hereunder in such shares, securities, moneys or property;

          (c) promptly give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other paper that shall be necessary or desirable to create, preserve, perfect and validate the pledge and security interest granted pursuant hereto and to enable the
     Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest;

          (d) keep full and accurate books and records relating to the
     Collateral, and stamp or otherwise mark such books and records in such manner as shall be necessary or appropriate in order to reflect the security interest granted by this Agreement and furnish to the Trustee, from time to time at the Trustee's request, copies of such books and records; and

          (e) (i) cause each Pledged Equity Interest to be represented by a
     Security Certificate (as defined in Section 8-102(a)(16) of the UCC) in registered form (the transfer of which may be registered upon books maintained by the Issuer thereof) and cause such Security Certificate to, by its terms (as evidenced by a legend attached to such Security
     Certificate and, in the case of an Issuer that is a partnership or a limited liability company, in the organizational documents pursuant to which such Equity Interest is issued) expressly provide that it is a security governed by Article 8 of the UCC and (ii) deliver to the Trustee each such Security Certificate.

          Section 7. Trust Moneys.

          7.01 Trust Moneys. Trust Moneys shall be subject to a Lien in favor of the Trustee and shall be held by the Trustee for the benefit of the Holders as a part of the Collateral. The Trustee shall apply Trust Moneys as follows:

          FIRST: to the payment of any amounts owing to the Trustee hereunder or under the Indenture and to reimburse the Trustee the amount of any advance made pursuant to Section 5.02 hereof (with interest thereon at the rate then borne by the Notes); and

          SECOND: so long as no Event of Default shall have occurred and be continuing, any remaining Trust Moneys (except for Trust Moneys consisting of Deposited Funds, as to which the Trustee may continue to possess and shall retain its Lien for such duration and as required by the Indenture)
     may be withdrawn by the Company and released from the Lien of this
     Agreement and shall be paid by the Trustee to the Company, provided that, to the extent that such Trust Moneys constitute Net Proceeds of a Principal
     Asset

                                      B-14

     Sale, such Trust Moneys may be withdrawn by the Company only against delivery of an Officers' Certificate to the Trustee to the effect that such
     Trust Moneys, upon withdrawal, are to be applied in accordance with the requirements, if applicable, of Section 3.09 or the last paragraph of
     Section 4.10, as the case may be, of the Indenture.

          The provisions of Section 7.03 shall govern the application of any
Trust Moneys upon the occurrence and continuance of an Event of Default.

          7.02 Withdrawal of Certain Trust Moneys. To the extent that any Trust
Moneys consist of moneys received by the Trustee that result in the requirement pursuant to Section 3.09 of the Indenture that the Company redeem Notes and the
Company has effected such redemption in accordance with the Indenture, the Trust
Moneys remaining after such redemption has been effected may be withdrawn by the
Company and released from the Lien of this Agreement and shall be paid by the
Trustee to the Company upon receipt by the Trustee of (i) an Officers'
Certificate certifying that all conditions precedent and covenants provided for herein and in the Indenture relating to such release have been complied with and
(ii) such other documentation, if any, as shall be required under Section 314(d)
of the TIA.

          7.03 Application of Trust Moneys upon Event of Default. If an Event of
Default has occurred and is continuing, and any of the Secured Obligations has been accelerated, then the Trustee shall, as soon as practicable, apply the
Trust Moneys and other amounts or proceeds from the sale or other disposition of or realization upon any Lien on the Collateral as follows:

          FIRST: to the payment of the costs and expenses of such sale, disposition or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the
     Trustee or any Holder to the extent that such Holder may act pursuant to the Indenture in connection therewith, together with any amounts owing to the Trustee under this Agreement (including Section 5.02 hereof) or the
     Indenture; and

          SECOND: to the payment in full of the accelerated Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

          THIRD: after payment in full of the accelerated Secured Obligations, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 7.03, "proceeds" of the Collateral means cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any Insolvency or
Liquidation Proceeding of the Company or any Issuer.

          Section 8. Remedies, Etc.

          8.01 Event of Default. During the period during which an Event of
Default shall have occurred and be continuing:

                                      B-15

          (a) the Trustee shall have, and shall be entitled to exercise, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other incidental powers of ownership pertaining to any Pledged Equity Interests or other capital stock, ownership interests, securities, notes or other obligations constituting Collateral as if the Trustee were the sole and absolute owner thereof, including, pursuant to an executed irrevocable proxy in the form attached hereto as
     Exhibit B, to vote the Pledged Equity Interests and such other Collateral
     (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Trustee in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

          (c) the Trustee may, upon ten Business Days' (or such longer period as may be required under applicable law) prior written notice to the Company of the time and place thereof, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute, including the Uniform
     Commercial Code, and cannot be waived), and the Trustee or any Holder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Trustee may consult with counsel, accountants and other experts in connection with the sale, lease or assignment of the Collateral and the advice of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it in good faith and in reliance thereon. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; to the fullest extent permitted by Applicable Law, the Company shall have the burden of proving that any such disposition of the Pledged
     Equity Interest was conducted in a commercially unreasonable manner;

          (d) the Trustee may transfer or register in its name or the name of its nominee the Pledged Equity Interests;

                                      B-16

          (e) to the extent permitted by law, the Trustee may accept the Pledged
     Equity Interests in full or partial satisfaction of the Secured
     Obligations;

          (f) the Trustee may make such payments and take such actions as the
     Trustee deems necessary to protect, perfect or continue the perfection of its Lien on the Pledged Equity Interests; and

          (g) the Trustee may, without being required to give prior notice, withdraw or cause the withdrawal of any and all cash constituting Trust
     Moneys.

          The Trustee shall have no obligation to exercise any right or power granted hereunder or to marshal any of the Collateral or the assets of the
Company.

          The proceeds of each collection, sale or other disposition and any cash constituting Trust Moneys withdrawn under this Section 8.01 shall be applied in accordance with Section 7.03 hereof.

          8.02 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.01 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          8.03 Removals, Etc. Without at least 10 days' prior written notice to the Trustee, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, other than at the address of the Company for notices specified or provided for in Section 11.02 of the Indenture, (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto or (iii) change its jurisdiction of organization.

          8.04 Private Sale. Neither the Trustee nor any Holder shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.01 hereof conducted in a commercially reasonable manner under the Uniform Commercial Code. The Company hereby waives, to the extent permitted by law, any claims against the Trustee or any Holder arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than (a) the price which might have been obtained at a public sale or (b) the aggregate amount of the Secured
Obligations.

          8.05 Termination. Upon the final and indefeasible payment in full of the Secured Obligations (other than those consisting only of indemnification obligations), this Agreement shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against written receipt but without any recourse, warranty or representation whatsoever, any remaining
Collateral and money received in respect thereof, to or on the order of the
Company. The Trustee shall also execute and deliver to the Company upon such termination or release of Collateral such Uniform Commercial Code termination statements and such other documentation and take such other actions as shall be reasonably requested by, and at the expense of, the Company to effect the termination and release of the Liens on the Collateral.

                                      B-17

          Section 9. The Trustee's Appointment as Attorney-in-Fact.

          9.01 Appointment as Attorney-in-Fact.

          (a) The Company hereby irrevocably constitutes and appoints (which appointment shall be coupled with an interest) the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate and lawful action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the
Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to do any or all of the following:

               (i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

               (ii) execute, in connection with any Asset Sale, any
          endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               (iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct;
          (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C)
          commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the
          Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (E)
          settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the
          Trustee may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the
          Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interest therein and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Anything in this Section 9.01(a) to the contrary notwithstanding, but subject to other provisions of this Agreement, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 9.01(a)
unless an Event of Default has occurred and is continuing.

                                      B-18

          (b) If the Company fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 9.01, together with interest thereon at a rate per annum equal to the rate per annum then borne by the Notes, from the date of payment by the Trustee to the date reimbursed by the Company, shall be payable by the Company to the Trustee on demand.

          (d) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interest created hereby are released.

          Section 10. Intercreditor Agreement.

          10.01 Intercreditor Agreement Controls. The rights and obligations of the parties hereto and the rights of the Holders hereunder are subject to the provisions of the Intercreditor Agreement, and in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and the provisions of this Agreement or any of the other Security Documents, the provisions of the Intercreditor Agreement shall control. Without limiting the generality of the foregoing, references herein to delivery of Collateral or documents to the Trustee, or to the Trustee's possession thereof, shall be deemed to be references to delivery of Collateral or documents to, or possession by, the Collateral Agent, as provided in the Intercreditor Agreement.

          Section 11. Certain Provisions with respect to Remedies; Marshaling
Pledged Equity Interest.

          (a) To the extent applicable laws impose on the Trustee an obligation to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that, to the extent consistent with applicable law, it is not commercially unreasonable for the Trustee (i) to incur expenses reasonably deemed significant by the Trustee to prepare the Pledged Equity
     Interests for disposition, (ii) to fail to remove Liens or encumbrances on or any adverse claims against the Pledged Equity Interests, (iii) to advertise or fail to advertise dispositions of the Pledged Equity Interests through publications or media of general circulation, (iv) to contact or fail to contact other Persons, whether or not in the same business as the
     Company, in connection with expressions of interest in acquiring all or any portion of the Pledged Equity Interests, (v) to hire or fail to hire one or more professional auctioneers to assist in the disposition of the Pledged
     Equity Interests, (vi) to dispose of the Pledged Equity Interests by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Equity Interests or that have reasonable capability of doing so, or that match buyers and sellers of assets (or to fail to do so), (vii) to disclaim disposition warranties, (viii) to purchase insurance or credit enhancements to insure the Trustee against the risk of loss, collection or disposition of the Pledged Equity Interests, or
     (ix) to the extent deemed appropriate by the Trustee, to obtain the services of other brokers, investment bankers, consultants and other

                                      B-19

     professionals to assist the Trustee in the collection or disposition of any of the Pledged Equity Interests.

          (b) Without limiting the generality of the foregoing and except as otherwise provided by applicable laws, the Trustee shall not be required to marshal any collateral, including the Pledged Equity Interests, or to resort to any item of the Pledged Equity Interest in any particular order;
     and all of the Trustee's rights hereunder and in respect of such Pledged
     Equity Interests and any guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the
     Company lawfully may, the Company hereby (i) agrees that it will not invoke any applicable laws relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Trustee's rights under this
     Agreement or under any other instrument evidencing any of the Secured
     Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed and (ii)
     irrevocably waives the benefits of all applicable laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Pledged Equity Interests.

          Section 12. Security Interest Absolute.

          (a) The obligations of the Company under this Agreement are intended to be independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this
     Agreement, irrespective of whether any action is brought against another pledgor of the Secured Obligations or whether another pledgor of the
     Secured Obligations is joined in any such action or actions. All rights of the Trustee and the pledge, hypothecation and security interest hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

               (i) any lack of validity or enforceability of the Indenture or
          Security Documents or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the
          Indenture or any Security Document;

               (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, or consent to departure from any guarantee, for all or any of the Secured
          Obligations;

               (iv) any manner of application of the Pledged Equity Interests, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any other collateral for all or any of the Secured Obligations;

               (v) any change, restructuring or termination of the structure or existence of the Company or any Issuer; or

                                      B-20

               (vi) any other circumstances which would otherwise constitute a defense available to, or a discharge of, the Company, any Issuer or a third party grantor of a security interest.

          (b) The Company hereby waives, to the extent permitted by applicable law, (i) all rights under any applicable law limiting remedies, including recovery of a deficiency from the Company, whether by right of subrogation or otherwise; (ii) all rights under any applicable law to require the Trustee to pursue any Issuer or any other Person, any security which the Trustee may hold or any other remedy before proceeding against the Company; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that the Trustee may have against any Issuer and all rights to participate in any security held by the Trustee, until the Secured Obligations have been indefeasibly paid and performed in full; (iv) all rights to require the Trustee to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Indenture; (v) all rights to assert the bankruptcy or insolvency of any Issuer as a defense hereunder or as the basis for rescission hereof; (vi)
all rights under any applicable law purporting to reduce the Company's obligations hereunder if the Secured Obligations are reduced; (vii) all defenses based on the disability or lack of authority of the Company, any Issuer or any
Person, the repudiation of the Indenture or the Security Documents by the
Company, any Issuer or any Person, the failure by the Trustee to enforce any claim against the Company or any Issuer or the unenforceability in whole or in part of the Indenture or any Security Document; (viii) all suretyship and guarantor's defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Company of its obligations under, or the enforcement by the Trustee of, this Agreement; (x) any requirement on the part of the Trustee to mitigate the damages resulting from any default;
and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by the Trustee upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Pledged Equity
Interests. To the extent permitted by applicable law, the Company waives the posting of any bond otherwise required of the Trustee in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Pledged Equity Interests, to enforce any judgment or other security for the Secured Obligations, to enforce any judgment or other court order entered in favor of the Trustee or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any other agreement or document between the Company and the Trustee. Upon the occurrence and during the continuation of an Event of Default, the Trustee may elect to nonjudicially or judicially foreclose against any security it holds for the Secured Obligations or any part thereof, or to exercise any other remedy against the Company or any Issuer, any even if the effect of that action is to deprive the Company of the right to collect reimbursement from any Issuer for any sums paid by the Company to the Trustee.

                                      B-21

          Section 13. Miscellaneous.

          13.01 No Waiver. No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          13.02 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent to the addresses and in the manner provided in Section 11.02 of the Indenture.

          13.03 Expenses. Without limitation of any of the provisions of the
Indenture, the Company agrees to reimburse the Trustee for all reasonable costs and expenses of the Trustee (including the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) any performance by the Trustee of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) any Insolvency or Liquidation Proceeding and any actual or attempted sale of, or any exchange, enforcement, collection, compromise or settlement in respect of, any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings
(whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 13.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the
Lien provided pursuant to this Agreement.

          In addition to the foregoing, the Company shall pay or reimburse the
Trustee for all stamp, filing and transfer fees, taxes (other than income taxes in respect of the compensation received by the Trustee under the Indenture) and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance or enforcement of this
Agreement, the Notes or any of the Security Documents. Any amounts due by the
Company under this Section 13.03 shall be in addition to (and not in limitation
of) any amounts due to the Trustee or any Holders under the Indenture.

          13.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Trustee (with the consent of the Holders to the extent required under
Article 9 of the Indenture).

          13.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Trustee and the Holders (provided, however, that the Company shall not assign or transfer its rights or obligations hereunder, except pursuant to a transaction permitted under Article 5 of the Indenture, without the prior written consent of the Trustee).

                                      B-22

          Notwithstanding anything herein to the contrary, the resignation or removal of the Trustee under the Indenture shall be effective to cause the resignation or removal of the Trustee (as applicable) for all purposes under and in connection with the Security Documents.

          13.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          13.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          13.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

          13.09 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EACH PARTY
HERETO MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR
FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF NEW
YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH
RESPECT TO ANY SUCH CLAIM, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS
TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY CONSENTS TO THE SERVICE OF
PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL,
POSTAGE PREPAID, TO SUCH PERSON AT SUCH PERSON'S ADDRESS SET FORTH IN THE
SIGNATURE PAGES HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT
PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF
PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL
BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO
SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF THE PARTIES TO
SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE PARTIES
HERETO FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER
PLACE HAVING JURISDICTION OVER SUCH ACTION. THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH
SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH
SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY
CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM.

          JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR
PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY OF
THE OTHER SECURITY DOCUMENTS,

                                      B-23

AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND
NOT BEFORE A JURY.

          13.10 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the
Trustee or the Holders in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Trustee or the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the
Company or any Issuer or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any Issuer or any substantial part of its assets, or otherwise, all as though such payment has not been made.

          13.11 Severability. If any provision hereof is invalid or
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the
Holders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          13.12 No Limitation upon Indenture; Provisions for Benefit of Trustee.
Nothing in this Agreement shall be deemed to alter, impair or limit the obligations of the Company, or the rights of the Trustee and the Holders, under the Indenture. The provisions of Sections 7.01, 7.02 and 7.07 of the Indenture shall be equally applicable to the rights and obligations of the Trustee under this Agreement and the other Security Documents to the same extent as if set forth herein and therein and made applicable hereto and thereto.

                                      B-24

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                             NATIONAL ENERGY & GAS TRANSMISSION,
                                             INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             WILMINGTON TRUST COMPANY,
                                             as Trustee

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                      SCHEDULE A

                                     ISSUERS

Name                                          Jurisdiction of Organization
----                                          ----------------------------

NEGT Enterprises, Inc.                                 Delaware

Gas Transmission Corporation                           Delaware

NEGT Services Company, LLC                             Delaware

                                                                      SCHEDULE B

                            PLEDGED EQUITY INTERESTS

A. PLEDGED STOCK

                                          Certificate     Class of                       Number of
Registered Owner          Issuer             No(s).         Stock        Par Value        Shares
----------------   ---------------------  -----------     --------      -------------    ---------

NEGT               NEGT Enterprises,           2           Common               $1.00        1,000
                   Inc.

NEGT               Gas Transmission            2           Common        no par value        1,000
                   Corporation

B. PLEDGED LLC INTERESTS

Registered                       Certificate     Contributed
  Owner          Issuer             No(s).         Amount
----------   -------------       -----------     -----------

NEGT         NEGT Services            1           $100.00
             Company, LLC

                                                                      SCHEDULE C

                                     FILINGS

Uniform Commercial Code financing statement to be filed in the Office of the
Secretary of State of the State of Delaware.

                                    EXHIBIT A

                            FORM OF PLEDGE SUPPLEMENT

     This PLEDGE SUPPLEMENT, dated as of ___________, is delivered pursuant to the Pledge Agreement dated as of ___, 2004 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Pledge
Agreement") between National Energy & Gas Transmission, Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture referred to in the Pledge Agreement
(the "Trustee"). Terms used but not defined herein have the respective meanings assigned to such terms in or by reference in the Pledge Agreement.

     The Company hereby confirms the pledge of and grant to the Trustee of the security interest in, as set forth in the Pledge Agreement, and does hereby pledge and grant to the Trustee a security interest in, all of the Company's right, title and interest in and to the Collateral to secure the Secured
Obligations, in each case whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, including, without limitation, the Pledged Equity Interests specified on the attached supplement to
Schedule B to the Pledge Agreement. The Company represents and warrants that the attached supplements to schedules to the Pledge Agreement accurately and completely set forth all additional information required to be set forth therein pursuant to the Pledge Agreement and hereby agrees that such supplements constitute part of the schedules to the Pledge Agreement.

     IN WITNESS WHEREOF, the Company has caused this Pledge Supplement to be duly executed and delivered as of ___________________.

                                        NATIONAL ENERGY & GAS TRANSMISSION, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                        SUPPLEMENT TO SCHEDULE A
                                                             TO PLEDGE AGREEMENT

                                     ISSUERS
                                     -------

                                                        SUPPLEMENT TO SCHEDULE B
                                                             TO PLEDGE AGREEMENT

                            PLEDGED EQUITY INTERESTS
                            ------------------------

                                    EXHIBIT B

                            FORM OF IRREVOCABLE PROXY

     The undersigned hereby appoints _______________________ as Proxy with full power of substitution, and hereby authorizes the Trustee, for the ratable benefit of the Holders, to represent and vote all of the Pledged Equity
Interests of National Energy & Gas Transmission, Inc., a Delaware corporation, owned by the undersigned on or after the date of exercise hereof in accordance with the Pledge Agreement, for so long as an Event of Default has occurred and is continuing, at any meeting or at any other time chosen by Trustee in its sole discretion.

Date:
      ------------------

                                                     NATIONAL ENERGY & GAS
                                                     TRANSMISSION, INC.

                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                                    EXHIBIT C

                                     FORM OF
                     PARTNERSHIP/LIMITED LIABILITY COMPANY/
                                STOCK/TRUST POWER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________ all of its partnership/limited liability company/stock/trust interests in the Pledged Equity Interests standing in its name on the books of the issuer of such interests, represented by the following certificate(s): ________________, and irrevocably appoints ________________ as attorney to transfer such certificated securities with full power of substitution in the premises.

Date:
      ------------------
                                                     NATIONAL ENERGY & GAS
                                                     TRANSMISSION, INC.

                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

In the presence of:

---------------------------

                                    EXHIBIT C
                                    ---------

*****************************************************************************

                    NATIONAL ENERGY & GAS TRANSMISSION, INC.,
                                    as Issuer

                              THE BANK OF NEW YORK,
                           as Initial Collateral Agent

                              THE BANK OF NEW YORK,
                              as Tranche A Trustee

                                       and

                            WILMINGTON TRUST COMPANY,
                              as Tranche B Trustee

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

                          Dated as of           , 2004
                                      ------ ---

*****************************************************************************

     6.12. No Limitation upon Bank Credit Facility or Indentures; Certain
            Provisions Applicable Hereunder...................................17
     6.13. No Third Party Beneficiaries.......................................17
     6.14. Intercreditor Agreement Controls...................................17
     6.15. Termination........................................................17

                                       i

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

         COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT dated as of ____, 2004 among NATIONAL ENERGY & GAS TRANSMISSION, INC., a Delaware corporation (the
"Company"), THE BANK OF NEW YORK, a New York banking corporation, as initial
Collateral Agent as provided herein, THE BANK OF NEW YORK, as trustee under the within-mentioned Tranche A Indenture, and WILMINGTON TRUST COMPANY, a Delaware
banking corporation, as trustee under the within-mentioned Tranche B Indenture.

         Pursuant to an Indenture dated as of October [13], 2004 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Tranche A Indenture") between the Company and The Bank of New York, as trustee (the "Tranche A Trustee"), the Company has authorized the issuance of up to $500 million principal amount of its Secured Tranche A Term Notes due 2011
(the "Tranche A Notes").

         Pursuant to an Indenture dated as of October [13], 2004 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Tranche B Indenture") between the Company and Wilmington Trust
Company, as trustee (the "Tranche B Trustee"), the Company has authorized the issuance of up to $500 million principal amount of its Secured Tranche B Term
Notes due 2011 (the "Tranche B Notes").

         The Company may from time to time incur indebtedness and obligations under one or more agreements or instruments constituting New Credit Facilities.

         Pursuant to the Tranche A Collateral Documents and the Tranche B
Collateral Documents, the Company has agreed to pledge and grant security interests in the Collateral as security for the Tranche A Obligations and the
Tranche B Obligations, respectively. The Company may also pledge and grant security interests in the Collateral, pursuant to the Bank Collateral Documents, as security for any Bank Credit Facility Obligations. The pledges and security interests referred to above in this paragraph shall have the relative priorities set forth in this Agreement.

         The parties hereto desire to set forth and agree upon such priorities and upon such other matters relating to the Collateral and certain of the rights and obligations of the parties hereto in respect thereof and to provide for the appointment of a collateral agent to hold and otherwise perform certain duties with respect to the Collateral.

         The initial Collateral Agent has been authorized and directed to enter into this Agreement and to act as such by the Holders as provided in the
Indentures, and each of the Tranche A Trustee and the Tranche B Trustee has been authorized and directed to enter into this Agreement and to act as the Junior
Secured Creditor as provided herein by the Tranche A Holders or the Tranche B
Holders, as the case may be, as provided in the Tranche A Indenture and the
Tranche B Indenture, respectively.

         Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Terms used but not defined herein (including in the foregoing recitals) have the meanings assigned to such terms in the
Indentures. In addition, as used herein:

         "Bank Agent" means the Person designated in the Bank Credit Facility as the Bank Agent for purposes of this Agreement.

         "Bank Collateral Documents" means the security agreements, pledge agreements and other documents or instruments executed by the Company to provide for Liens on Collateral as security for Bank Credit Facility Obligations.

         "Bank Credit Facility" means, at any time, each New Credit Facility then in effect.

         "Bank Credit Facility Obligations" means (i) all obligations of the
Company under the Bank Credit Facility, including in respect of the principal of, and interest (including interest accruing after the occurrence and during the continuance of any event of default thereunder, whether or not a claim for post-filing or post-petition interest is allowed or allowable under applicable law following the institution of any Insolvency or Liquidation Proceeding) and premium, if any, payable thereunder and under any notes issued in connection therewith, fees, reimbursement and indemnification obligations (including fees and expenses of the Bank Agent payable under Bank Credit Facility and the Bank
Collateral Documents) and all other amounts outstanding under the Bank Credit
Facility (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States
Bankruptcy Code or the operation of Sections 502(b) and 506(b) of the United
States Bankruptcy Code), and (ii) all obligations of the Company under the Bank
Collateral Documents, in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time; provided that notwithstanding the foregoing provisions, Bank Credit Facility Obligations shall not include any principal amount in excess of $60 million.

         "Bank Credit Facility Payment Date" means the date on which (i) all of the Bank Credit Facility Obligations shall have been finally and indefeasibly paid in full, all commitments to extend credit under the Bank Credit Facility shall have been terminated and all letters of credit or similar instruments issued thereunder shall have expired or been terminated (or cash collateralized as provided in clause (ii) below) and (ii) the Company shall have furnished the
Banks with cash as collateral security in such amounts as the Banks shall have reasonably determined are necessary to secure the Banks from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with contingent Bank Credit Facility Obligations, including issued and outstanding letters of credit and obligations (other than general indemnification obligations) as to which the Banks have not yet received final and indefeasible payment, provided that the Company shall not be required to furnish the Banks with cash as collateral in respect of any outstanding letter of credit that exceeds 105% of the undrawn stated amount of such letter of credit.

         "Banks" means, at any time and with as respect to any New Credit
Facility, the lenders and agents parties to such New Credit Facility at such time and, unless the context shall otherwise require, any agent or representative thereof.

         "Bankruptcy Code" means Title 11 of the United States Code entitled
"Bankruptcy," as amended from time to time, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and all rules and regulations promulgated thereunder.

         "Collateral" has the meaning set forth in Section 3.01 of each of the
Tranche A Pledge Agreement and the Tranche B Pledge Agreement.

         "Collateral Agent" means The Bank of New York as initial Collateral
Agent hereunder and its successors as such thereunder, or, at any time from and after the effectiveness of the Bank Credit Facility and prior to the Bank Credit
Facility Payment Date, any Person designated to act as collateral agent for purposes of this Agreement by the Banks party to the New Credit Facility, such designation, if any, to be made in accordance with the applicable provisions of such New Credit Facility and Section 5 hereof.

         "Collateral Documents" means the Bank Collateral Documents, the Tranche
A Collateral Documents and the Tranche B Collateral Documents.

         "Holders" means, when used with reference to an Indenture, Holders, as that term is defined in such Indenture, and otherwise, unless the context shall otherwise require, the Tranche A Holders and the Tranche B Holders.

         "Indenture" means the Tranche A Indenture and/or the Tranche B
Indenture, as the context shall require, and "Indentures" means the Tranche A
Indenture and the Tranche B Indenture.

         "Junior Secured Creditor" means, prior to the Bank Credit Facility
Payment Date, each of the Tranche A Trustee and the Tranche B Trustee or the
Tranche A Trustee and the Tranche B Trustee collectively, as the context shall require.

         "Pledged Equity Interests" has the meaning set forth in the Tranche A
Pledge Agreements and the Tranche B Pledge Agreement.

         "Possessory Collateral" means any certificates evidencing the Pledged
Equity Interests and any other Collateral in which a Lien may be perfected through physical possession by the secured party or an agent therefor of an instrument or other document evidencing such Collateral.

         "Proceeds" has the meaning set forth in Section 3.01(d) hereof.

         "Secured Obligations" means the Bank Credit Facility Obligations, the
Tranche A Obligations and the Tranche B Obligations.

         "Standstill Period" means each period beginning on the date on which the Bank Agent receives written notice from the Company or from the Tranche A
Trustee or the Tranche

B Trustee of the occurrence of an Event of Default and terminating on the date that is 180 days later, provided that such period shall not terminate, and the provisions of Section 3.02 (a) hereof shall remain in effect, if prior to such date of termination (i) the Bank Agent or the Banks, or the Collateral Agent at
the direction of the Bank Agent or the Banks, exercise any right or remedy with respect to a sale, foreclosure or other realization upon any of the Collateral
(including taking any action preliminary thereto) or (ii) an Insolvency or
Liquidation Proceeding occurs.

         "Tranche A Collateral Documents" means the Tranche A Pledge Agreement and any other Security Documents (other than this Agreement), as such term is defined in the Tranche A Indenture.

         "Tranche A Holders" means Holders, as that term is defined in the
Tranche A Indenture.

         "Tranche A Obligations" means (i) all present and future obligations of the Company under the Tranche A Indenture and the Tranche A Notes, including in respect of the principal of, and interest (including interest accruing after the occurrence and during the continuance of any Default, whether or not a claim for post-filing or post-petition interest is allowed or allowable under applicable law following the institution of any Insolvency or Liquidation Proceeding) and premium, if any, on the Tranche A Notes, purchase price of Tranche A Notes, fees, reimbursement and indemnification obligations (including fees and expenses of the Tranche A Trustee payable under the Tranche A Indenture and under the
Tranche A Collateral Documents) and all other amounts outstanding under the
Tranche A Indenture or the Tranche A Notes (including all such amounts which would become due but for the operation of the automatic stay under Section
362(a) of the United States Bankruptcy Code or the operation of Sections 502(b)
and 506(b) of the United States Bankruptcy Code), and (ii) all present and future obligations of the Company under the Tranche A Collateral Documents, in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time (including fees and expenses of the Tranche A Trustee payable under the Tranche A Indenture and the Tranche A Collateral Documents).

         "Tranche A Pledge Agreement" means the Pledge Agreement dated as of the date hereof between the Company and the Tranche A Trustee, as amended, supplemented or otherwise modified and in effect from time to time.

         "Tranche B Collateral Documents" means the Tranche B Pledge Agreement and any other Security Documents (other than this Agreement), as such term is defined in the Tranche B Indenture.

         "Tranche B Holders" means Holders, as that term is defined in the
Tranche B Indenture.

         "Tranche B Obligations" means (i) all present and future obligations of the Company under the Tranche B Indenture and the Tranche B Notes, including in respect of the principal of, and interest (including interest accruing after the occurrence and during the continuance of any Default, whether or not a claim for post-filing or post-petition interest is allowed or allowable under applicable law following the institution of any Insolvency or

Liquidation Proceeding) and premium, if any, on the Tranche B Notes, purchase price of Tranche B Notes, fees, reimbursement and indemnification obligations
(including fees and expenses of the Tranche B Trustee payable under the Tranche
B Indenture and under the Tranche B Collateral Documents) and all other amounts outstanding under the Tranche B Indenture or the Tranche B Notes (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code or the operation of
Sections 502(b) and 506(b) of the United States Bankruptcy Code), and (ii) all
present and future obligations of the Company under the Tranche B Collateral
Documents, in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time (including fees and expenses of the
Tranche B Trustee payable under the Tranche B Indenture and the Tranche B
Collateral Documents).

         "Tranche B Pledge Agreement" means the Pledge Agreement dated as of the date hereof between the Company and the Tranche B Trustee, as amended, supplemented or otherwise modified and in effect from time to time.

         "Trustee" means the Tranche A Trustee and/or the Tranche B Trustee, as the context shall require, and "Trustees" mean the Tranche A Trustee and the
Tranche B Trustee.

         Section 2. Representations and Warranties. The Company represents and warrants to each of the other parties hereto that:

             (a) Organization, Etc. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this
Agreement.

             (b) Due Authorization Non-Contravention Etc. The execution, delivery and performance by the Company of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene any contractual restriction, court decree or order or law or governmental regulation, in each case binding upon or affecting the Company.

             (c) Governmental Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person (other than filings and recordings in respect of Liens created by the Collateral Documents and other than those that have been duly obtained or made and which are in full force and effect) is required for (i) the grant by the Company of the Liens granted by the Collateral Documents or (ii)
the due execution, delivery or performance by the Company of this Agreement.

             (d) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general principles of equity.

             (e) Litigation. There is no action or proceeding pending, or to the knowledge of the Company threatened, against the Company that contests or challenges the ability of the Company to enter into or perform its obligations under this Agreement.

         Section 3. Priority of Liens.

         3.01. Subordination. (a) Each the parties hereto agrees that, as further set forth in subsections (b), (c) and (d) of this Section 3, and notwithstanding anything in the Bank Collateral Documents, the Tranche A
Collateral Documents or the Tranche B Collateral Documents to the contrary, as among the Liens securing the Secured Obligations, (i) the Liens securing the
Bank Credit Facility Obligations shall be first priority Liens, (ii) the Liens securing the Tranche A Obligations and the Tranche B Obligations shall be, with respect to the Liens securing the Bank Credit Facility Obligations, second priority and subordinated Liens and (iii) the Liens securing the Tranche A
Obligations and the Tranche B Obligations shall be, with respect to each other, pari passu and of the same ranking and priority, provided that the provisions of this clause (iii) shall not be deemed to affect the provisions of clause (i) of the third sentence of Section 3.09(a) of the Tranche B Indenture.

             (b) Notwithstanding anything in the Tranche A Indenture or the
Tranche A Collateral Documents to the contrary, the Tranche A Trustee, on behalf of itself and the Tranche A Holders, hereby agrees that, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements or other documents or any provision of the Uniform
Commercial Code or any other applicable law to the contrary, (i) the Liens granted in favor of the Tranche A Trustee pursuant to the Tranche A Collateral
Documents shall in all respects be junior and subordinate to the Liens granted or to be granted to the Banks in respect of the Collateral as security for the
Bank Credit Facility Obligations (without regard to whether any such Lien shall be perfected or avoidable) and (ii) except as provided in the proviso to Section
3.02(b) hereof or in the proviso to Section 3.03 (a) hereof, all of the rights and remedies of the Tranche A Trustee hereunder or under the Tranche A Indenture or the Tranche A Collateral Documents in respect of the Collateral are hereby expressly made, and at all times will be, subject and subordinate in all respects to any Liens thereon now existing, or that may in the future be created, as security for the Bank Credit Facility Obligations and to the rights and remedies of the Banks in respect thereof. The Tranche A Trustee further agrees, on behalf of itself and the Tranche A Holders, that it shall not (and hereby waives any right to) take any action to contest or challenge the validity, priority, enforceability or perfection of the Liens of the Banks on the Collateral.

             (c) Notwithstanding anything in the Tranche B Indenture or the
Tranche B Collateral Documents to the contrary, the Tranche B Trustee, on behalf of itself and the Tranche B Holders, hereby agrees that, regardless of the relative times of attachment or perfection thereof or the order of filing of financing statements or other documents or any provision of the Uniform
Commercial Code or any other applicable law to the contrary, (i) the Liens granted in favor of the Tranche B Trustee pursuant to the Tranche B Collateral
Documents shall in all respects be junior and subordinate to the Liens granted or to be granted to the Banks in respect of the Collateral as security for the
Bank Credit Facility Obligations (without regard to whether any such Lien shall be perfected or avoidable) and (ii) except as provided in the proviso to Section
3.02(b) hereof or in the proviso to Section 3.03(a) hereof, all of the rights
and

remedies of the Tranche B Trustee hereunder or under the Tranche B Indenture or the Tranche B Collateral Document in respect of the Collateral are hereby expressly made, and at all times will be, subject and subordinate in all respects to any Liens thereon now existing, or that may in the future be created, as security for the Bank Credit Facility Obligations and to the rights and remedies of the Banks in respect thereof. The Tranche B Trustee further agrees, on behalf of itself and the Tranche B Holders, that it shall not (and hereby waives any right to) take any action to contest or challenge the validity, priority, enforceability or perfection of the Liens of the Banks on the Collateral.

             (d) Notwithstanding anything to the contrary contained in the
Tranche A Indenture or the Tranche A Collateral Documents, or in the Tranche B
Indenture or the Tranche B Collateral Documents, all proceeds received in respect of any sale, disposition or release of, any collection from or any other realization upon all or any part of the Collateral ("Proceeds") by the
Collateral Agent or the Banks pursuant to this Agreement or the Bank Collateral
Documents, or by the Collateral Agent, the Tranche A Trustee or the Tranche B
Trustee pursuant to this Agreement or the Tranche A Collateral Documents or the
Tranche B Collateral Documents, as the case may be, shall, to the extent available for distribution at any time, and except as otherwise provided in the
Bank Credit Facility or the Bank Collateral Documents, be applied to the Secured
Obligations in the following order of priority:

         First, to the payment of all Bank Credit Facility Obligations,

         Second, to the extent of any excess, to the payment of all Tranche A
     Obligations and Tranche B Obligations, equally and ratably in accordance with the provisions of the Indentures (but subject to the provisions of clause (i) of the third sentence of Section 3.09(a) of the Tranche B
     Indenture) and the Tranche A Collateral Documents and the Tranche B
     Collateral Documents, and

         Third, any surplus then remaining to the Company or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

             (e) Each of the parties hereto acknowledges that the foregoing provisions of this Section 3.01 provide for priority and subordination only with respect to (i) Liens on the Collateral, (ii) the distribution of Proceeds of the
Collateral as described above and (iii) the application of Net Proceeds from
Principal Asset Sales as described in Section 3.08 hereof, and do not constitute
(and none of the other provisions of this Agreement constitute) an agreement with respect to contractual subordination of or with respect to any of the
Tranche A Obligations or Tranche B Obligations, except as expressly set forth herein with respect to the foregoing matters.

         3.02. Certain Enforcement Actions. Prior to the Bank Credit Facility
Payment Date, the Junior Secured Creditor will not, without the prior written consent of the Bank Agent,

             (a) during the Standstill Period, commence any action, whether judicial or otherwise, for the enforcement of the Junior Secured Creditor's rights or remedies as a secured creditor with respect to the Collateral or any
Liens on the Collateral, including

commencement of an Insolvency or Liquidation Proceeding against the Company or commencement of, or participation in, any execution, levy, receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral or in respect of any Liens on the Collateral or any Proceeds thereof, or any other exercise of rights or remedies with respect to any of the Collateral or in respect of any Liens on the Collateral (including any collection proceedings with respect to any of the Collateral); or

             (b) following the commencement of an Insolvency or Liquidation
Proceeding against the Company, exercise any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral or any Liens on the Collateral or take any other action under the Bankruptcy Code that directly affects the Collateral or any Liens on the Collateral, provided that (x) the foregoing shall not be deemed to prevent the taking of any action by the Junior Secured Creditor to the extent that the same relates to or affects all or substantially all of the property of the bankruptcy estate of the Company and (y) the Junior Secured Creditor and the Holders may make such demands and file such claims or documents as may be necessary to prevent the waiver or bar under applicable statutes of limitations or other statutes, court orders or rules of procedure of any claims held by them.

         The foregoing provisions of this Section 3.02 shall not prevent the
Junior Secured Creditor or any of the Holders from making any demand or bringing any action for payment or declaring a Default or an Event of Default or exercising their rights to accelerate Indebtedness of the Company pursuant to the provisions of the Tranche A Indenture or the Tranche B Indenture, as the
case may be, or otherwise exercising their rights as unsecured creditors.

         After the Bank Credit Facility Payment Date, the Junior Secured
Creditor shall not be restricted by the provisions of this Agreement from exercising any and all rights and remedies it may have as a creditor under applicable law, including rights and remedies with respect to any of the
Collateral.

         3.03. Certain Matters Pertaining to Insolvency Proceedings. In addition to, and without limiting the generality of Section 3.02 hereof, the Junior
Secured Creditor agrees on behalf of the Holders that in the event of an
Insolvency or Liquidation Proceeding involving the Company that occurs prior to the Bank Credit Agreement Payment Date:

             (a) the Junior Secured Creditor will not (i) pursue any remedies with respect to the Collateral or any Liens on the Collateral in such proceeding, including seeking relief from any stay that is not supported by the
Banks (or such of the Banks as shall be provided in the Bank Credit Facility) or
(ii) oppose, hinder or interfere with any sale under Section 363 of the
Bankruptcy Code of all or any portion of the Collateral which has the support of the Banks (or such of the Banks as shall be provided in the Bank Credit
Facility), provided that nothing in this Section 3.03(a) will (v) affect the exercise by the Junior Secured Creditor and the Holders of their rights to vote on a reorganization plan or to determine how they are to vote, (w) prevent the
Junior Secured Creditor or the Holders from exercising any rights to which they are entitled by virtue of the TIA, (x) prevent the Junior Secured Creditor from seeking any order or determination by the court before which such Insolvency or
Liquidation Proceeding is pending with respect to the protection or preservation of the Collateral or the rights of the Junior Secured Creditor with respect thereto or the proceeds thereof, but in any event consistent with the priorities set forth in this Agreement, (y) prevent the Junior Secured Creditor or any of the Holders from offering to acquire any of the Bank Credit Facility
Obligations or from bidding for or acquiring Collateral in any sale thereof or
(z) affect the rights of the Junior Secured Creditor under any of the provisions of Section 3.02 hereof;

             (b) the Junior Secured Creditor will not cause the Company or a bankruptcy trustee therefor to seek to surcharge the Collateral or to finance any surcharge action (other than in respect of fees and expenses of the Junior
Secured Creditor on a subordinated basis consistent with this Agreement);

             (c) the Junior Secured Creditor waives any actions, claims or rights against the Banks arising out of the election of the Banks of the application of Section 1111(b)(2) of the Bankruptcy Code, or which might arise from any matter approved by the Bankruptcy Court, including the use of cash collateral, debtor-in-possession financing arrangements, the grant of security interests or receipt and application of payments from the debtor's estate; and

             (d) the Junior Secured Creditor will not object to the provision by the Banks of debtor-in-possession financing on the ground that its interests are not adequately protected under the terms of the debtor-in-possession financing arrangement, provided that nothing in this sentence shall preclude the Junior
Secured Creditor of the Holders from objecting to such debtor-in-possession financing on any ground on which an unsecured creditor could object or from seeking to obtain junior and subordinated liens on assets that constitute collateral for such financing.

         3.04. Certain Actions With Respect to Liens.

             (a) Turnover of Collateral. All payments or distributions of or with respect to the Collateral that are received by the Junior Secured Creditor hereunder at any time prior to the Bank Credit Facility Payment Date shall be segregated from other funds and property held by the Junior Secured Creditor and held in trust for the benefit of the Banks, and the Junior Secured Creditor shall forthwith pay over to the Collateral Agent such amounts in the same form as so received (with any necessary endorsement) to be applied or held as
Collateral in accordance with the provisions hereof and of the Bank Credit
Facility. The Junior Secured Creditor, on behalf of itself and the Holders, hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and other claims against the Company and any
Collateral for subrogation, reimbursement, exoneration, contribution, indemnification, set-off or other recourse in respect of sums paid or payable to the Banks hereunder and further irrevocably and unconditionally waives and relinquishes any and all other benefits which the Junior Secured Creditor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected upon or realized from the Collateral, in each case prior to the Bank Credit Facility Payment Date.

             (b) Turnover by Banks upon Payment in Full. Effective upon the first Business Day after the Bank Credit Facility Payment Date, except under the circumstances described in Section 3.04(c) hereof, the Company will cause the
Bank Agent, at the cost and expense of the Company, to promptly execute and deliver all such instruments and documents, and take all such actions, as shall be necessary or that the Collateral Agent or the Junior Secured

Creditor may reasonably request, to evidence or confirm the termination of the
Lien subordination created under this Agreement and, in that connection, to cause the Bank Agent to deliver to the Collateral Agent, without recourse and without representation or warranty of any kind, all Collateral, all Proceeds thereof and all certificates, instruments or other documents evidencing or representing any of the Collateral, at the time held by the Bank Agent or the
Banks pursuant to this Agreement or the Bank Collateral Documents; provided that the Bank Agent shall not be required to deliver or pay over any of the foregoing, execute any instruments or documents or take any other action referred to in this Section 3.04(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Bank Agent may interplead any moneys or other property in any court of competent jurisdiction.

             (c) Reinstatement. If, after receipt of any payment of, or receipt of any Proceeds of Collateral applied to the payment of, any of the Bank Credit
Facility Obligations (including upon the insolvency, bankruptcy or reorganization of the Company), the Banks are required to surrender or return such payment or Proceeds to any Person for any reason (including upon any such insolvency, bankruptcy or reorganization), then the Bank Credit Facility
Obligations intended to be satisfied by such payment or Proceeds shall be reinstated and shall continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by the Bank
Agent or the Banks. In any such event, the Collateral Agent shall thereafter, upon receipt of any Collateral, Proceeds thereof or certificates, instruments or other documents, and until the Bank Credit Facility Payment Date, hold the same as Collateral hereunder. This Section 3.04(c) shall remain effective notwithstanding any contrary action which may be taken by the Bank Agent or the
Banks in reliance upon such payment or Proceeds and shall survive the termination of this Agreement.

             (d) Asset Sales. The Banks and the Bank Agent acknowledge and agree that upon a Principal Asset Sale any Liens of the Banks on any assets or equity interests being sold in such Principal Asset Sale shall be released, provided that Net Proceeds of such Principal Asset Sale are applied to the Bank Credit
Facility Obligations in accordance with the provisions of Section 3.09 of the
Indentures.

         3.05. Perfection of Security Interests. For the limited purpose of perfecting the Liens in the Collateral of the Bank Agent and the Banks, the
Tranche A Trustee and the Tranche A Holders and the Tranche B Trustee and the
Tranche B Holders, the Collateral Agent agrees that it will (a) in the case of
Possessory Collateral, subject to the provisions of this Section 3 and Section 4 hereof, take possession of and hold such Possessory Collateral as agent, as security for the Bank Agent, the Tranche A Trustee and the Tranche B Trustee and
the respective holders of the Secured Obligations, and (b) in the case of
Collateral consisting of cash, at the direction of the Bank Agent prior to the
Bank Credit Facility Payment Date and at the direction of the Trustees from and after such date (or from the date hereof until the effectiveness of a Bank
Credit Facility), enter into such agreements as shall enable the Bank Agent or the Tranche A Trustee and the Tranche B Trustee to have "control" over such
Collateral (within the meaning of the applicable provisions of the Uniform
Commercial Code), but with such control on the part of the Tranche A Trustee and the Tranche B Trustee being subject and subordinate to the control and rights of the Bank Agent and the Banks in such Collateral under the Bank Credit Facility.
In that connection, it is understood and agreed that (i) neither the Collateral
Agent, the Bank Agent

                                       10

or any of the Banks or the Trustees or any of the Holders makes any representation as to the value of the Collateral or any part thereof, or as to the security afforded by this Agreement or the Collateral Documents or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or the Collateral Documents or of the Secured Obligations, and none of the
Collateral Agent, the Bank Agent or the Banks or the Trustees or any of the
Holders shall incur any liability or responsibility in respect of any such matters and (ii) none of them shall be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein or in any such documents.

         3.06. Control of Dispositions of Collateral.

             (a) Dispositions Free of Liens. The Junior Secured Creditor, on
behalf of itself and the Holders, hereby agrees that any collection, sale or other disposition of Collateral (whether under the Uniform Commercial Code or otherwise) by the Collateral Agent, the Bank Agent or the Banks shall be free and clear of any Liens of the Junior Secured Creditor in such Collateral (even if the Banks shall become the owner of such Collateral), provided that the Bank
Agent shall have given the Junior Secured Creditor not less than 20 days' prior written notice of any such sale or other disposition; and provided further that the Junior Secured Creditor shall retain a Lien (having the same priority as the
Lien it previously had on the Collateral that was collected, sold or otherwise disposed of) on the Proceeds thereof except (i) to the extent that such Proceeds are applied to the Bank Credit Facility Obligations or (ii) the Banks apply Bank
Credit Facility Obligations to the purchase of such Collateral, whether through offset, bidding in the same in an auction or otherwise.

             (b) Release to Facilitate Disposition. To the extent requested by the Bank Agent, the Junior Secured Creditor will promptly execute and deliver and otherwise cooperate in providing any necessary or appropriate releases to permit a collection, sale or other disposition of Collateral, as provided in
Section 3.06(a) hereof, by the Bank Agent or the Banks free and clear of the
Liens of the Junior Secured Creditor.

             (c) Waiver of Marshalling. The Junior Secured Creditor, on behalf of itself and the Holders, hereby waives any right to require the Banks to marshal assets in its favor or to proceed against any Collateral, or any other property, assets or collateral provided by the Company or any other Person as security for the Bank Credit Facility Obligations, and agrees that the Bank
Agent and the Banks may proceed against the Company, any Collateral or any such other property, assets or other collateral provided by the Company or by any other Person, in such order and at such times as the Banks shall determine.

             (d) Exercise of Remedies. Prior to the Bank Credit Facility Payment
Date, the Collateral Agent shall follow the directions of the Bank Agent with respect to the enforcement by the Bank Agent of rights and remedies with respect to the Collateral, subject to the rights of the Junior Secured Creditor under
Sections 3.02 and 3.03 hereof and to the provisions of the Bank Credit Facility referred to in the second sentence of Section 6.12 hereof. From and after the
Bank Credit Facility Payment Date (or from the date hereof until the effectiveness of a Bank Credit Facility), the Collateral Agent shall follow the directions of the Tranche A Trustee and the Tranche B Trustee with respect to the enforcement by the Trustees of

                                       11

rights and remedies with respect to the Collateral, subject to the provisions of the Indentures referred to in the third sentence of Section 6.12 hereof.

         3.07. Payment of Proceeds.

             (a) Payments to Bank Agent. The Collateral Agent shall make payments of Proceeds to the Bank Agent pursuant to clause First of Section
3.01(d) hereof upon receipt of a certificate of the Bank Agent, specifying the amount so to be paid and the application thereof to principal, interest or other amounts constituting Bank Credit Facility Obligations.

             (b) Payments to Trustees. The Collateral Agent shall make payments of Proceeds to the Tranche A Trustee and/or the Tranche B Trustee pursuant to clause Second of Section 3.01(d) hereof upon receipt of an order of each of the
Trustees, accompanied by an Officers' Certificate of the Company specifying the amount or amounts thereof so to be paid and the application thereof to the
Tranche A Notes and/or the Tranche B Notes, and to principal, interest or other amounts constituting Tranche A Obligations and/or Tranche B Obligations, which
Officers' Certificate shall comply with any applicable requirements of Sections
5.03, 7.01 and 7.02 of the Tranche A Pledge Agreement and/or the Tranche B
Pledge Agreement, together with any Opinion of Counsel or other documents required pursuant to such Sections to be provided by the Company in respect of such payment or payments.

         3.08. Application of Net Proceeds from Principal Asset Sales.

         The parties hereto hereby agree that the Net Proceeds from any
Principal Asset Sale shall be applied in the following order of priority:

     First, to the payment of any unpaid fees and expenses of the Collateral
Agent hereunder and then to the payment of all Bank Credit Facility Obligations,

     Second, to fund Cash on Hand (as defined in the Plan),

     Third, to the payment of all Tranche A Obligations and Tranche B
Obligations, equally and ratably in accordance with the provisions of the
Indentures (but subject to the provisions of clause (i) of the third sentence of
Section 3.09(a) of the Tranche B Indenture) and the Tranche A Collateral
Documents and the Tranche B Collateral Documents, and

     Fourth, any surplus then remaining to the Company or as otherwise required by the Plan.

         Section 4. Bank Credit Facility Reliance, Modifications, Etc.

         4.01. Notice of Acceptance, Etc. All Bank Credit Facility Obligations
at any time made or incurred by any of the Banks under the Bank Credit Facility shall be deemed to have been made or incurred in reliance upon this Agreement, and the Junior Secured Creditor, on behalf of itself and the Holders, hereby waives (i) notice of acceptance by the Banks of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Bank Credit
Facility Obligations and (iii) protest, demand for payment and notice of default. Nothing herein shall be deemed to supersede any obligation of the
Company to provide any notice to a Trustee or the Holders under an Indenture.

                                       12

         4.02. Modifications to Documents. The Collateral Agent, and each of the
Trustees, on behalf of itself and the Holders, hereby agrees that, without affecting the obligations hereunder of the Collateral Agent, the Trustees or the
Holders, the Banks may, at any time and from time to time, in their sole discretion without the consent of or notice to the Collateral Agent, the
Trustees or any Holder, and without incurring any liability to the Trustees or any Holder or impairing or releasing the Lien priority and Lien subordination provided for herein, amend, restate, supplement, terminate (in whole or in part)
or otherwise modify the Bank Credit Facility in any manner whatsoever (but subject to the proviso contained in the definition herein of the term "Bank
Credit Facility Obligations"), including to:

             (a) rescind in whole or in part any demand for payment of any Bank
Credit Facility Obligation made by the Banks or to continue any Bank Credit
Facility Obligation,

             (b) change the manner, place or terms of payment or extend the time of payment of or renew or alter all or any of the Bank Credit Facility
Obligations or otherwise amend, restate, supplement, compromise or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Bank Credit Facility Obligations or the Bank Credit Facility,

             (c) retain or obtain a Lien on any property to secure any of the
Bank Credit Facility Obligations and in that connection to enter into any additional agreements with the Company or any of its Subsidiaries,

             (d) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligation of any
Person obligated in any manner under the Bank Credit Facility or in respect of the Bank Credit Facility Obligations,

             (e) release their Lien on any property of the Company or any of its
Subsidiaries, or sell, exchange, or surrender any such property at any time held as collateral security,

             (f) exercise or refrain from exercising any rights against the
Company or any other Person, including to declare any of the Bank Credit
Facility Obligations to be due and payable,

             (g) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Bank Credit Facility Obligations, and

             (h) otherwise manage and supervise the Bank Credit Facility
Obligations as the Banks shall deem appropriate.

         4.03. Liability of Banks. The Junior Secured Creditor, on behalf of itself and the Holders, agrees that no Bank shall have any liability for any action taken or omitted to be taken by any of them with respect to any
Collateral or any Lien thereon or any matter arising out of or in connection with this Agreement, except for liability arising directly from such Bank's gross negligence or willful misconduct, as determined in a final non-applicable order of a court of competent jurisdiction.

                                       13

         4.04. Further Assurances. The Junior Secured Creditor agrees, at the expense of the Company, to execute and deliver such further documents and to do such other lawful acts and things as the Banks may reasonably request in order fully to effect the Lien subordination provided for in Section 3 hereof.

         Section 5. Changes of Collateral Agent.

         5.01. Replacement by Bank Representative. Concurrently with the effectiveness of a Bank Credit Facility, the Person, if any, specified for such purpose in such Facility (who may be the Bank Agent) will, at the election of such Person and upon execution and delivery of a joinder agreement reasonably satisfactory to the Trustees, become a party to this Agreement and the
Collateral Agent hereunder, and, in such event, the Person named herein as the initial Collateral Agent shall be deemed to have resigned as such at such time.

         5.02. Replacement by Trustee. If upon the occurrence of the Bank Credit
Facility Payment Date, one of the Trustees is not then serving as the Collateral
Agent, the Trustees may, by order or orders executed by the Trustees, replace the then serving Collateral Agent with one of the Trustees, as specified in such order or orders, and in such event such Collateral Agent shall be deemed to have resigned at such time.

         Section 6. Miscellaneous.

         6.01. No Waiver. No failure on the part of the Collateral Agent, the
Bank Agent, the Tranche A Trustee or the Tranche B Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent, the Bank Agent, the Tranche A Trustee
or the Tranche B Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         6.02. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent to the addresses and in the manner provided for in the applicable provisions of the Bank Credit Facility, in the case of the Bank Agent and in the case of the Collateral Agent if the Collateral
Agent is designated pursuant to the Bank Credit Facility, or in Section 11.02 of the respective Indentures, in the case of the Tranche A Trustee and the Tranche
B Trustee and in the case of the Collateral Agent if the Collateral Agent is a
Trustee.

         6.03. Expenses. Without limitation of any of the provisions of the Bank
Credit Facility or the Indentures, the Company agrees to reimburse the
Collateral Agent, the Bank Agent and each of the Trustees for all reasonable costs and expenses (including the reasonable fees and expenses of their respective legal counsel) in connection with (i) any event of default under the
Bank Credit Facility or an Indenture and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) any performance by the Bank Agent or a Trustee of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, and any actual or attempted

                                       14

sale of, or any exchange, enforcement, collection, compromise or settlement in respect of, any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the Collateral.

         In addition to the foregoing, the Company shall pay or reimburse the
Collateral Agent, the Bank Agent and each of Trustees for all stamp, filing and transfer fees, taxes (other than income taxes in respect of the compensation received by any of them under the Bank Credit Facility or an Indenture), and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this
Agreement or any Secured Obligation. Any amounts due from the Company under this
Section 6.03 shall be in addition to (and not in limitation of) any amounts due under the Bank Credit Facility or the Indentures.

         6.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company
(but only if its rights or obligations are affected by such waiver, alteration or amendment), the Collateral Agent, the Bank Agent, the Tranche A Trustee and
the Tranche B Trustee. Any such action by the Bank Agent, or any other action to be taken by the Bank Agent pursuant to or in connection with this Agreement, shall be taken by the Bank Agent upon the direction or with the consent of the
Banks, or such of the Banks as shall be provided in (and to the extent required
by) the provisions of the Bank Credit Facility. Any such action by the Tranche A
Trustee or the Tranche B Trustee, or any other action to be taken by the Tranche
A Trustee or the Tranche B Trustee pursuant to or in connection with this
Agreement, shall be taken by such Trustee upon the written direction or with the written consent of the Tranche A Holders or the Tranche B Holders, as the case may be, or such of the Holders as shall be provided in (and to the extent required by) the provisions of the Tranche A Indenture or the Tranche B
Indenture, as the case may be.

         The Company and each of the Trustees agree that they will not, prior to the Bank Credit Facility Payment Date, if a Bank Credit Facility is then in effect, amend any provisions of the Collateral Documents to which they are parties, or any provisions of Section 3.09(a) of the respective Indentures in any manner adverse to the Banks, or any provisions of the Indentures that define terms that are used in this Agreement, without the prior written consent of the
Bank Agent.

         6.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Bank Agent, the Banks, the Tranche A Trustee, the
Tranche B Trustee and the Holders (provided, however, that the Company shall not assign or transfer its rights or obligations hereunder, except pursuant to a transaction permitted under Article V of the Indentures, without the prior written consent of the Bank Agent and each of the Trustees).

         The Lien priority and Lien subordination provisions contained in
Section 3, and the provisions of Section 4, are for the benefit of the Banks and their respective successors and

                                       15

assigns and may not be rescinded or cancelled or modified in any way, nor may any such provision be waived or changed, without the prior written consent of the Bank Agent, determined as provided Section 6.04 hereof, if a Bank Credit
Facility is then in effect. All such provisions contained herein may be enforced directly by the Bank Agent against the Tranche A Trustee, the Tranche B Trustee and the Company.

         6.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (including
Section 5-1401 of the General Obligations Law).

         6.09. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; ATTORNEYS' FEES.
EACH PARTY HERETO MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY
STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE
CITY OF NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING
INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY CONSENTS
TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY
REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT SUCH PERSON'S ADDRESS
PROVIDED FOR HEREIN AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT
PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF
PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL
BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO
SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF THE PARTIES TO
SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE PARTIES
HERETO FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER
PLACE HAVING JURISDICTION OVER SUCH ACTION. THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH
SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH
SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY
CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM.

         6.10. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or

                                       16

unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         6.11. Information as to Bank Credit Facility. The Bank Agent shall deliver or cause to be delivered to the Collateral Agent from time to time upon request a list setting forth the aggregate principal amount of Indebtedness outstanding under the Bank Credit Facility and the names of the Banks.

         6.12. No Limitation upon Bank Credit Facility or Indentures; Certain
Provisions Applicable Hereunder. Except as expressly set forth herein, nothing in this Agreement shall be deemed to alter, impair or limit the obligations of the Company, or the rights of the Bank Agent or the Banks, the rights of the
Tranche A Trustee and the Tranche A Holders or the rights of the Tranche B
Trustee and the Tranche B Holders, as the case may be, under the Bank Credit
Facility or the respective Indentures. The provisions of the Bank Credit
Facility relating to payment by the Company of fees, costs and expenses, indemnification by the Company and standards of care or conduct and other matters relating to exculpation shall be equally applicable to the rights and obligations hereunder of the Collateral Agent (if the Collateral Agent is
designated pursuant to the Bank Credit Facility) and the Bank Agent to the same extent if all such provisions were set forth in this Agreement. The provisions of Sections 7.01, 7.02 and 7.07 of the respective Indentures shall be equally applicable to the rights and obligations hereunder of the Collateral Agent (if the Collateral Agent is a Trustee) and the Tranche A Trustee and the Tranche B
Trustee, to the same extent as if all such provisions were set forth in this
Agreement.

         6.13. No Third Party Beneficiaries. This Agreement is entered into for the benefit of the parties hereto, the Banks, the Bank Agent, the Holders and their respective successors and assigns, and no other Person shall have any rights or interests hereunder or be a beneficiary hereof.

         6.14. Intercreditor Agreement Controls. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Collateral Documents, the Bank Credit Facility or the Indentures, the
provisions of this Agreement shall control.

         6.15. Termination. Upon the final and indefeasible payment in full of the Secured Obligations, this Agreement shall terminate, and the Collateral
Agent shall forthwith cause to be assigned, transferred and delivered, against written receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral held by the Collateral Agent to or on the order of the
Company. The Collateral Agent shall also execute and deliver to the Company upon such termination or release of Collateral such Uniform Commercial Code termination statements and such other documentation and take such other actions as shall be reasonably requested by, and at the expense of, the Company to effect, or in connection with, the termination and release of the Liens on the
Collateral.

                                       17

         IN WITNESS WHEREOF, the parties hereto have caused this Collateral
Agency and Intercreditor Agreement to be duly executed and delivered as of the day and year first above written.

                                                NATIONAL ENERGY & GAS
                                                TRANSMISSION, INC.

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                THE BANK OF NEW YORK,
                                                  as Collateral Agent

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                THE BANK OF NEW YORK,
                                                  as Tranche A Trustee

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                WILMINGTON TRUST COMPANY,
                                                  as Tranche B Trustee

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                       18